AS FILED WITH THE COMMISSION ON DECEMBER 27 , 2004   FILE NO.333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TYLERSTONE VENTURES CORPORATION
                 (Name of small business issuer in its charter)
     Delaware                             1099                     98-0375406
     --------                             ----                    -----------
(State or jurisdiction of     (Primary Standard Industrial    (I.R.S.  Employee
incorporation or organization) Classification Code Number) Identification  No.)

     1136 Martin Street, White Rock, British Columbia, Canada, V4B 3V9,
                                 (604)-780-7659
     ------------------------------------------------------------------
            (Address and telephone of registrant's executive office)

        1136 Martin Street, White Rock, British Columbia, Canada, V4B 3V9
        -----------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

       The Company Corporation, 1013 Centre Road,Wilmington, Delaware ,19805,
                                 (302) 636-5440
       -----------------------------------------------------------------------
           (Name,  address  and  telephone  number  of  agent  of  service)

                                   copies to:
  Bartel Eng & Schroder, 1331 Garden Highway, Suite 300, Sacramento, California,
                                      95833

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement under number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box  [   ]





                         CALCULATION OF REGISTRATION FEE





TITLE OF EACH          NUMBER OF        PROPOSED            PROPOSED
CLASS OF SECURITIES    SHARES TO    MAXIMUM OFFERING   MAXIMUM AGGREGATE       AMOUNT OF
TO BE REGISTERED     BE REGISTERED   PRICE PER SHARE     OFFERING PRICE     REGISTRATION FEE
-------------------  -------------  -----------------  ------------------  ------------------

Common Stock,
par value of $0.001
per share . . . . .    3,000,000        $   0.10           $  300,000           $  100(i)
-------------------    ---------         -------            ---------            --------



(i) Estimated solely for the purpose of computing the amount of registration fee in accordance with Rule 457 (o). Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.









Prospectus                                             Subject  to  Completion
                                                         Date December 27 , 2004

THE  INFORMATION  IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFERING OR SALE IS NOT PERMITTED.

                         TYLERSTONE VENTURES CORPORATION

                               1136 Martin Street
                          White Rock, British Columbia
                                 Canada, V4B 3V9
                                 (604) 780-7659

                                   No Minimum

                    Maximum of 3,000,000 shares of its common
                       stock @ $0.10 per share ($300,000)

The Tylerstone Ventures Corporation (the "Company") is making this offering of up to 3,000,000 shares of common stock on a self-underwritten, no minimum basis conducted only by the officers and directors of the Company. The Company will begin to sell the shares on the date listed on the cover of this prospectus. Since there is no minimum number of shares which must be applied for prior to the Company being able to use the funds received from investors, no separate escrow bank account will be opened. The Company may continue to offer shares for a period of up to twelve (12) months from the effective date of the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission (the "Registration Statement") of which this prospectus is a part. Any proceeds received from the sale of shares will immediately be used by the Company without any restrictions on their use other than as set forth elsewhere in this prospectus. The minimum purchase for any investor is $500. The Company may terminate this offering at any time.

Before this offering, there has been no public market for the common stock and the Company's stock is not currently traded on any exchange or quotation system. It is the Company's intention to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States, also known as the OTCBB, following the effective date of the Registration Statement.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. THE READER SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING AT PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company has not authorized any person to give any information or to make any representations not contained in this prospectus in connection with any offering of these shares of common stock. This prospectus is not an offer to sell any securities other than these shares of common stock and the Company is not soliciting an offer to buy any security other than these shares of common stock. This prospectus is not an offer to sell these shares of common stock to any person and the Company is not soliciting an offer from any person to buy these shares of common stock in any jurisdiction where the offer or sale to that person is permitted.

           The date of this prospectus is               , 2004








                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Item  3.     Summary  Information  and  Risk  Factors                          1
             A.     Risk  Factors  Relating  to  Liquidity  of  Shares         3
             B.     Risk Factors Relating to Exploration of The  Tylerstone    6
             C.     Risk  Factors  Relating  to  Management  and
                          The  Company                                         9
Item  4.     Use  of  Proceeds                                                11
Item  5.     Determination  of  Offering  Price                               13
Item  6.     Dilution                                                         13
Item  7.     Selling  Security  Holders                                       14
Item  8.     Plan  of  Distribution                                           14
Item  9.     Legal  Proceedings                                               18
Item  10.    Directors,  Executive  Officers,  Promoters  and
                     Control Persons                                          18
Item  11.    Security  Ownership  of  Certain Beneficial Owners
                     and Management                                           24
Item  12.    Description  of  Securities                                      25
Item  13.    Interest  of  Named  Experts  and  Counsel                       28
Item 14.     Disclosure of Commission Position of Indemnification
                     for Securities Act  Liabilities                          28
Item  15.     Organization  Within  Last  Five  Years                         29
Item  16.     Description  of  Business                                       29
Item  17.     Management's Discussion and Analysis or Plan of Operation       40
Item  18.     Description  of  Property                                       44
Item  19.     Certain  Relationships  and  Related  Transactions              45
Item  20.     Market  for Common Equity and Related Stockholder Matters       47
Item  21.     Executive  Compensation                                         48
Item  22.     Financial  Statements                                           50
Item  23.     Changes  In  and  Disagreements with Accountants on
                     Accounting and Financial  Disclosure                     58
Item  24.     Indemnification  of  Directors  and  Officers                   59
Item  25.     Other  Expenses  of  Issuance  and  Distribution                59
Item  27.     Exhibits                                                        61
Item  28.     Undertakings                                                    62




ITEM  3.          SUMMARY  INFORMATION  AND  RISK  FACTORS

SUMMARY  INFORMATION  OF  THE  COMPANY

     The Company was incorporated as Tylerstone Ventures Corporation by Certificate of Incorporation dated September 24, 1998 issued pursuant to Delaware state law. Its executive offices are located at 1136 Martin Street, White Rock, British Columbia, Canada, V4B 2V9 (Tel: 604-780-7659; Fax:
604-687-7179). Presently, the Company does not have any subsidiaries, affiliated companies or joint venture partners.

     The Company is an exploration stage company (being engaged in the search of mineral deposits (reserves) which are not in either the development or production stage) without any assurance that a commercially viable mineral deposit, a reserve, exists on its mineral claim. A reserve is defined as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of "ore" (a natural occurrence of one or more minerals that may be mined and sold at a profit or from which some part may be profitably separated) when dealing with metalliferous minerals (metal bearing ore). Reserves are either "proven" or "probable" and are defined as follows:

     Proven (Measured) Reserves: Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and
     (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves is well-established.

     Probable (Indicated) Reserves: Reserves for which quantity and grade and/or quality are computed from information similar to that used in proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

     The Company owns a 100 percent interest in the mineral rights on its mineral property in British Columbia, Canada called the Tylerstone claim (the "Tylerstone"). The claim consists of approximately 1,235 acres. It is 80 air miles northeast of Vancouver, British Columbia. The Company has already undertaken exploration activities on the Tylerstone as more fully described elsewhere in this prospectus. There is no assurance that the Company will find a commercially viable mineral reserve on the Tylerstone until appropriate exploration work is done and a comprehensive study based upon such work concludes legal and economic feasibility. The Tylerstone is in good standing until February 24, 2005 at which time assessment work or cash in lieu of assessment work will have to be filed with the Ministry of Energy and Mines for the Province of British Columbia (the "Ministry") in the amount of $3,230 to keep it in good standing for an additional twelve months.

     The Company has 2,120,000 shares issued and outstanding prior to this offering (see Item 12 - Description of Securities). If the maximum number of shares are sold in this offering, the Company will have 5,120,000 shares issued and outstanding after this offering (see Item 12 - Description of Securities). The period of the offering will not exceed twelve (12) months from the effective date of the Registration Statement.

     The Company has had no revenues and very limited operations since its incorporation. The Company acquired the Tylerstone in February 24, 1999. There are no proven ore reserves on the Company's claim. Therefore, any expenses incurred in exploring the Tylerstone claim are expenses during the period they are incurred. Furthermore, the Company has no assets, has $77,179 in liabilities and since its inception has generated no revenue and incurred accumulated losses of $120,029. The Company anticipates minimum operating expenses for the next twelve months of approximately $33,775 (see Item 17 - Management's Discussion and Analysis or Plan of Operation).

     The Company is offering a maximum number of shares of 3,000,000 at a price of $0.10 per share for a total consideration of $300,000. The offering is being conducted without an underwriter since the officers and directors will be personally conducting this offering. The proceeds of the offering will be used to pay for offering expenses, to conduct exploration and to maintain the Company in good standing during the interim period (see Item 4 - Use of Proceeds). The Company intends to conduct a three Phase exploration program as more fully described in Item 16 - Description of Business. The Company will need to raise $247,500 to complete its entire exploration program. However, this does not include the offering expenses and any partial payments to third party creditors.

     Unless otherwise noted in this prospectus, all amounts are stated in United States dollars.


                          SUMMARY FINANCIAL INFORMATION





                                           Date of          Date of
                                          Inception        Inception
                                        September 24,    September 24,
                                           1998 to          1998 to
                                          August 31,       August 31,
                                            2004             2003
                                          (Audited)        (Audited)
                                         -----------    ---------------
Statement of Expenses Information:

Revenue . . . . . . . . . . . . . .      $        0       $        0
Net Losses. . . . . . . . . . . . .         (25,870)         (19,483)
Total Operating Expenses. . . . . .          25,870           19,483
Staking and Exploration Costs . . .           3,081            2,816
General and Administrative. . . . .          22,789           16,667

                                              As of .  . . . .  As of
                                            August 31,. . ..  August 31,
                                               2004             2003
                                            (Audited) .       (Audited)
                                      ----------------     ---------------
Balance Sheet Information:

Cash. . . . . . . . . . . . . . . .               0                0
Total Assets. . . . . . . . . . . .               0                0
Total Liabilities . . . . . . . . .          77,179           62,709
Stockholders Equity (deficit) . . .        (120,029)         (94,959)


The  number  of  common  shares  currently  outstanding  are  2,120,000.

     It will take many years to explore the Tylerstone in order to identify a commercially viable reserve. There is the possibility that no matter how many years are spent on exploration no viable reserve will ever be found. Any meaningful exploration program will be expensive and presently the Company does not have funds to achieve such a program. The Company's ability to raise funds in the future might be limited as more fully described under "Risk Factors" below.

RISK  FACTORS

     There is no minimum number of shares that must be sold and the Company will not refund any funds to an investor even if the Company raises a nominal amount of money. Any money the Company receives will be immediately used by it. The Company may not raise enough money to start or complete exploration work on the Tylerstone. No money will be refunded to any investor under any circumstances. There is a possibility an investor might lose his or her entire investment. In the situation where virtually no money is raised under this offering and there are no further means by which the Company can obtain money, the Company might eventually cease to be a going concern.

     The risk factors associated with this offering can be broken down into three distinct areas:

          A.     Liquidity  of  Shares;

          B     Exploration  of  the  Tylerstone;  and

          C.     Management  and  the  Company.

A.     LIQUIDITY  OF  SHARES
       ---------------------

1.   LOSS  OF  TOTAL  INVESTMENT  BY  NEW  INVESTORS

     The Company may not have adequate funds to conduct operations. An investor may be investing in a Company that does not have adequate funds to conduct its operations. Because there is no minimum number of shares that must be sold and the Company will not refund any funds to the subscribers under this offering, it is possible that the Company may not raise enough funds to conduct its operations. If this is the case, the investor will suffer a loss in the entire amount of his/her investment.

2.   PENNY  STOCK  RULES  MAY  MAKE  BUYING  OR  SELLING OF THE COMPANY'S SHARES
     DIFFICULT

     Broker-dealer practices in connection with transactions in penny stock are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "SEC"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges and quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about the penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. Since the shares are being offered at $0.10 per share, the Company's common shares will be subject to the penny stock rules, and investors in this offering may find it more difficult to sell their shares.

3. IF THE COMPANY FAILS TO MAINTAIN MARKET MAKERS IT WILL AFFECT THE LIQUIDITY OF THE SHARES PURCHASED BY NEW INVESTORS

     If the Company is unable to maintain at least one National Association of Securities Dealers, Inc. member broker/dealer as market maker, the liquidity of the common shares could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the Company's common stock on any secondary market. A new investor should consider whether or not he or she wishes to invest in a company which may never have a proven track record in the public market and may not have the services of any market maker.

4. SELF-UNDERWRITTEN BY THE DIRECTORS AND OFFICERS AND NO INDEPENDENT DUE DILIGENCE HAS BEEN UNDERTAKEN

     This offering is self-underwritten by the officers and directors of the Company and potential investors should give careful consideration to all aspects of this offering before any investment is made. Due to the absence of an underwriter, no due diligence examination has been performed in conjunction with this offering as would have been performed in an underwritten offering. Therefore, there is no independent analysis of the worth of the Company, its management and the price of the shares being offered. No independent evaluation has been done in order to give a new investor a comfort level before subscribing to this offering. New investors should consider whether or not they wish to invest in a company where no independent due diligence has been undertaken.

5. IF A MARKET FOR THE COMPANY'S COMMON STOCK DOES NOT DEVELOP, INVESTORS MAY BE UNABLE TO SELL THEIR SHARES

     There is currently no market for the Company's common stock and there may never be a public market. If no market ever develops for the Company's shares, it will be difficult for new investors to sell their shares. Even if the Company is able to have its shares listed on a stock exchange, the share price may never trade above $0.10 per share thereby resulting in a loss to new investors. In addition, there may be no share volume to allow new investors to sell their shares at any market price. Without a public market or a public market that does not allow new investors to realize their investment or to sell their shares, new investors should consider whether or not they wish to invest in shares which they may not be able sell on a public market.

6. THERE MAY BE WIDE FLUCTUATIONS IN THE SHARE PRICE OF THE COMPANY'S SHARES WHICH MANAGEMENT HAS NO CONTROL OVER

     If a market for the Company's common stock develops, the Company's stock price may be volatile with wide fluctuations in response to several factors, including:

     (a) Actual or anticipated variations in the Company's results of operations;
     (b)  The  Company's  ability  or  inability  to  generate  new  revenues;
     (c)  Increased  competition;  and
     (d)  Conditions  and  trends  in  the  mineral  exploration  industry.

     Further, if the Company's common stock is traded on the OTC Bulletin Board, its stock price may be impacted by factors that are unrelated or disproportionate to the Company's operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of the Company's common stock. An investor might not wish to invest in a company whose share price is subject to wide fluctuations due to matters not under the control of the Company.

7. HAVING TO RAISE MONEY FROM THE SALE OF SHARES WILL AUTOMATICALLY DILUTE THE OWNERSHIP INTEREST OF EACH SHAREHOLDER IN THE COMPANY

     The Company believes the only realistic source of funds presently available to it is through the sale of its common stock. Any sale of shares of its common stock will result in automatic dilution of ownership to the shareholders. A new investor should be aware that his/her ownership interest in the Company might at any time be subject to dilution without the new investor having a decision in the matter.

8. THE PRESENT SHAREHOLDERS HAVE PURCHASED THEIR SHARES AT PRICES SUBSTANTIALLY BELOW THE OFFERING PRICE UNDER THIS PROSPECTUS

     All of the present shareholders acquired their shares at a substantially lower price than the price investors will acquire their shares under this offering. For example, 1,850,000 shares were previously sold at a price of $0.001 per share and 270,000 shares were previously sold at a price of $0.01 per share. Any of these present shareholders could sell their shares at lower prices than the shares being offered herein and realize a profit before any new investor had a chance of recovering their original cost. New investors might want to consider whether they wish to invest in another company where the present shareholders have purchased their shares at substantially lower prices than the price under this offering.

9. THE COMPANY DOES NOT ANTICIPATE PAYING ANY DIVIDENDS TO ITS SHAREHOLDERS IN THE FORESEEABLE FUTURE

     The Company will not pay any dividends in the foreseeable future since it anticipates not making any revenue from the Tylerstone for many years to come and, when and if it does, which is extremely unlikely, it will retain the funds to explore other mineral properties or expand its activities on the Tylerstone. A new investor who is interested in income from his/her investment should consider another form of investment since the Company will never, in the immediate future, pay any dividends to its shareholders.

10. THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD UNDER THIS OFFERING AND ANY FUNDS RECEIVED CAN BE IMMEDIATELY USED BY THE COMPANY

     Under this offering, there is no minimum number of shares to be subscribed for before the Company is able to use the proceeds from the sale of its shares. Even if one investor purchased a limited number of shares, the Company can immediately use these funds as indicated under Item 4 - Use of Proceeds. If the Company receives only a limited number of subscriptions, there might not be enough money available to undertake the exploration program warranted on the Tylerstone. This being the case, the new investor would have made an investment which has not advanced the Company's future prospects. Before investing under this offering, new investors might be wise to consider offerings of other exploration companies in which the investing public are anxious to participate, resulting in adequate funds being raised to complete the companies' plans of operation.

11.  MANAGEMENT HAS SUFFICIENT NUMBER OF SHARES TO EFFECT CONTROL OF THE COMPANY

     As a group, the directors control 1,000,000 common shares in the capital stock of the Company, which represents 56.6 percent of the shares issued and outstanding. Even with the issuance of an additional 3,000,000 shares under this offering, the directors, even if they do not participate in this offering, will collectively own 23.4 percent of the issued and outstanding shares. It would be difficult for a shareholder or even a group of shareholders, acting together, to accumulate enough shares to replace the existing directors. By participating in this offering, a new investor must realize that he/she will never be able to influence the direction of the Company if the present directors are opposed to any changes. If the inability to have a voice in the direction of the Company is a concern to a new investor, it would be prudent for him/her to consider another investment rather than shares in this Company.

B.     EXPLORATION  OF  THE  TYLERSTONE
       --------------------------------

1. THE COMPANY HAS NO HISTORY MANAGING AN EXPLORATION PROPERTY UPON WHICH INVESTORS MAY EVALUATE THE COMPANY'S PERFORMANCE

     The Company is relatively new and in the pre-exploration stage and, other than establishing some sampling grids on the Tylerstone claim, has not undertaken any significant exploration. There exists no basis to evaluate how the Company can manage an exploration property and determine, with reasonable assurance, it will be successful at exploring an exploration property to determine if there exists any minerals on it. An investor may wish to invest in another company with a history of managing exploration properties from which a meaningful evaluation of past performance can be assessed.

2. SPENDING MONEY ON EXPLORATION ACTIVITIES MIGHT NOT RESULT IN A COMMERCIALLY VIABLE ORE RESERVE EVER BEING IDENTIFIED

     There is no certainty any money spent on exploration of Tylerstone will result in the identification of commercial quantities of ore. Even if millions of dollars were spent over a period of years, an ore reserve might never be found and even if one were found it might not be profitable to extract such ores. Very few mineral claims ever become properties with commercially viable reserves thereon. An investor should not invest in this Company if they are expecting that money spent on the Tylerstone will result in an ore reserve of merit being discovered since the chances of any reserve being on the Tylerstone is extremely remote.

3.   TITLE  TO  THE  TYLERSTONE IS UNSURE SINCE NO SURVEY HAS BEEN UNDERTAKEN TO
     DETERMINE  THE  BOUNDARIES  OF  THE  CLAIM

     While the Company has obtained geological reports and confirmation from the Ministry with respect to the Tylerstone as to the mineral rights thereon, the exact boundaries of the claim itself have not been verified by survey. Therefore, the title and the precise location and area of the Tylerstone may be in doubt. The Tylerstone may be subject to prior unregistered agreements, transfers or native land claims, and title may be affected by undetected defects. To resolve any dispute over the boundaries of the

     Tylerstone might incur substantial legal costs for the Company and result in the Company losing its rights to the mineral on the Tylerstone. A new investor might not wish to subscribe for shares under this offering knowing that the exact boundaries of the Tylerstone have not been surveyed to protect the Company's interest.

4. POSITIVE RESULTS DURING EXPLORATION DOES NOT GUARANTEE COMMERCIAL PRODUCTION DUE TO CERTAIN ENVIRONMENTAL REGULATIONS

     If the results of the Company's geological exploration program indicates commercially exploitable reserves, of which there is no assurance that this will ever be the case, and the Company determines to pursue commercial production of the Tylerstone, the Company may be subject to an environmental review process under environmental assessment legislation in the Province of British Columbia. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that the Company would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve the Company's program or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed program. At this time the Company does not have any idea what the cost will be to undertake an environmental review. Without knowing the cost impact of the environmental review process, an investor might be wise to consider investments other than the common shares of this Company.

5. THE COMPANY WILL BE SUBJECT TO INTENSE COMPETITION FROM OTHER EXPLORATION COMPANIES

     In Canada and the United States, there are numerous exploration companies varying in size from small to extremely large. All of these exploration companies are constantly searching for mineral properties of merit and funds from either private or public sources to further their exploration activities. The competition is extremely heavy and being a small exploration company in its initial stage of exploration will make it extremely difficult for the Company to attract funding for its exploration activities. This is due to many other companies competing for properties and capital either having a known name in the industry or a proven track record of successful exploration activities. If the Company is unable to attract capital for the Tylerstone, it might either have to find a joint venture partner to participate in its exploration programs or suffer the loss of the Tylerstone by not being able to maintain it in good standing. A new investor might not wish to subscribe for shares under this offering if he/she feels that the Company will not be able to compete in the future for money to explore the Tylerstone or to retain its interest in the claim itself.

6.   ACCESS  TO  THE  TYLERSTONE  IS  DIFFICULT  AND  EXPENSIVE

     The Tylerstone has no suitable road for easy access to it. Unless the exploration crew is prepared to endure the hardships of crossing ravines and scaling steep slopes, the only way to access the claim is by helicopter. Helicopter time is expensive especially since the source of helicopters is located in Pemberton, 28 miles from the Tylerstone. Before even flying the exploration crew to the Tylerstone, the helicopter would have to fly from Pemberton to Gold Bridge and subsequently return there. All helicopter time in the air would be chargeable to the Company. Supplies would have to be delivered to the Tylerstone by way of helicopter since any exploration crew would not want to have to manually carry in the supplies from Gold Bridge. The difficulty of access to the Tylerstone claim and the cost of transporting an exploration crew to the claim should be a consideration of a new investor since it will affect the eventual profitability of the Company.

7.   MINERALS  ON  THE  TYLERSTONE  MAY  NOT  BE  OF  COMMERCIAL  VALUE

     The Company does not know if the Tylerstone contains commercially exploitable reserves of marketable minerals since the claim is in the pre-exploration stage. It is extremely rare for a mineral property to ever find reserves of commercial value. Even though previous exploration activities have occurred on the Tylerstone by other exploration companies, none of these companies have found any indications that minerals on the Tylerstone are of commercial quantity and grade. Both the quantity of tons of ore to be extracted and its grade, being the number of ounces per ton, are instrumental in determining whether the minerals are of commercial value. If the number of tons is low, it will not be profitable for the Company to extract minerals from the Tylerstone. If the grade is low, smelter costs would not make it economically feasible to recover the minerals therein. Other exploration companies with known mineral reserves having extractable quantities of ore with economic grades might be better suited to an investor than subscribing for shares under this offering.

8. UNKNOWN HAZARDS WILL INCREASE THE RISK OF EXPLORATION FOR WHICH THE COMPANY DOES NOT HAVE THE FUNDS AVAILABLE TO PROTECT ITS EXPLORATION CREW OR INSURE AGAINST INJURIES

     An exploration program on the Tylerstone will incur risk since the claim itself is located in a mountainous area of British Columbia with deep ravines and steep cliffs. The exploration crew will have to combat weather conditions which at times could be extremely wet or subject to snow conditions. The ground, comprising of sharp rock surfaces and fallen trees will be slippery which might result in injuries to the crew. The Tylerstone has an old adit on it which, if explored to determine why it was originally dug, might collapse causing injuries to the crew. Hazards, such as mentioned above, might result in the Company being unable to continue exploration due to personnel not wishing to explore the Tylerstone unless safer conditions are present. Presently, the Company does not have the funds available to ensure that its exploration crew will adequately be protected from injuries at all times. Any injuries might result in lawsuits which the Company has not insured against. Being a pre-exploration company with limited funds available to protect its exploration crew and insure against injury, a new investor might wish to consider investing in another exploration company with adequate funds to offer additional protection to its crew and to insure against future injuries.

9. THE LOCATION AND ACCESS OF SMELTING FACILITIES MIGHT RESTRICT THE REFINING OF ANY ORE EXTRACTED FROM THE TYLERSTONE

     Even if the Company is successful in its search for commercially exploitable reserves of marketable minerals on the Tylerstone, the Company may not be able to extract the minerals from the Tylerstone due to smelting facilities not being available within economic distance. Even though there is a smelter located in the town of Gold Bridge, within 10 miles of the Tylerstone, it is private and in March 2004 commenced to process ore from its own claims. Therefore, there may be no opportunity to use these facilities if and when the Company is able to extract minerals from the Tylerstone. Other smelter facilities would have to be used and this would result in significant costs of hauling ore great distances which might prove to be uneconomical for the Company. The cost of haulage of ore might result in the Company being unable to achieve its goals and eventually ceasing to exist as a viable operation, which might result in the total loss of funds invested by all shareholders.

10.  THE  ACQUISITION  OF  ADDITIONAL  PROPERTIES  MIGHT  BE  IN  DOUBT

     The Company currently holds the mineral rights to only one mineral claim: the Tylerstone. The Company, in the future, may be unable to raise sufficient capital to acquire other mineral properties in the event that the Tylerstone is without merit which would result in the Company having no future exploration prospects. This should be a consideration to any new investor since he/she may not wish to invest in a one mineral claim company which does not have adequate working capital for the acquisition of other properties.

C.     MANAGEMENT  AND  THE  COMPANY

1. THE COMPANY'S ABILITY TO OPERATE WILL DEPEND ON ITS ABILITY TO FACE ALL THE CHALLENGES OF A NEW BUSINESS

     The Company expects to face many new challenges in the start-up of its business. These will include:

     (a)  engaging  the services of qualified support personnel and consultants;
     (b)  establishing  and  maintaining  budgets;
     (c)  implementing  appropriate  financial  controls;
     (d)  acquiring  relevant  information  efficiently;
     (e)  staking  and  evaluating  appropriate  exploration  prospects;  and
     (f)  establishing  initial  exploration  plans  for  the  Tylerstone.

     The failure to address one or more of these may impair the Company's ability to carry out its business plan. Before making an investment in the Company, an investor should consider the above mentioned points carefully.

2. THE COMPANY HAS ONLY RECENTLY COMMENCED BUSINESS OPERATIONS; IT EXPECTS TO INCUR OPERATING LOSSES IN THE FORESEEABLE FUTURE

     The Company has never earned revenue and it has never been profitable. Prior to completion of its exploration programs, the Company anticipates it will incur substantial operating expenses without realizing any revenues thereby resulting in significant accumulated losses in the foreseeable future. There is a distinct possibility the Company will never generate any profits and eventually cease to be a going concern. New investors should consider whether they wish to become involved with a company which will incur losses for an indefinite period of time in the future.

3.   IF THE COMPANY DOES NOT OBTAIN ADDITIONAL FINANCING, ITS BUSINESS WILL FAIL

     The Company does not have any current operating funds necessary to allow it to explore the Tylerstone claim and continue as a going concern. The Company will require additional funds to sustain its business operations and undertake Phases I to III of its recommended exploration program (see
     Item 4 - Use of Proceeds). The Company does not currently have any arrangements for financing other than under this offering. Obtaining additional financing, from sources other than this offering, would be subject to a number of factors, including market price of gold, silver, lead or zinc, investor acceptance of the Tylerstone and investor sentiment regarding exploration companies. These factors may make the timing, amount, term or conditions of additional financing unavailable to the Company. An investor might consider an investment in another exploration company which is adequately financed and capable of raising additional funds in the future.

4. AUDITORS ARE CONCERNED AS TO WHETHER OR NOT THE COMPANY WILL CONTINUE AS A GOING CONCERN

     The Company's independent accountants have stated in their report to the directors dated November 5, 2004 that they are concerned whether or not the Company will be able to continue as a going concern if it does not receive adequate funding. Without adequate funding the Company would not have the capital available to meet its current obligations to third party creditors and to continue to maintain the Tylerstone in good standing. If this is the case, the Company may have to cease operations indefinitely. New investors should take the time to read the independent accountants' report contained in this prospectus in conjunction with a review of the attached financial statements before making a decision as to whether they wish to subscribe for shares in the Company.

5.   ACCESS  TO  SUPPLIES  AND  EXPLORATION  CREW  PERSONNEL  MIGHT  PROVE TO BE
     DIFFICULT  AND  RESULT  IN  ADDITIONAL  COST  AND  EXPENDITURES

     The Tylerstone is located 10 miles east of the township of Gold Bridge, British Columbia and therefore supplies and personnel are available there but with the smelter now operating near Gold Bridge and other mineral claims currently being explored in the surrounding areas by other exploration companies, it might be difficult to obtain supplies and crews as required. Such supplies as wood products, dynamite, bulldozers and people might not be available as needed resulting in delays in exploring the Tylerstone. Supplies might have to be transported from Vancouver which will increase the exploration cost and time for the completion of the exploration program. Even if crews are available in Gold Bridge, they may not have the training required to explore the Tylerstone and the Company will incur additional expenses training the crews which otherwise might not have been the case. Not having the supplies and crew personnel available when needed or having to pay increased costs for such supplies and crew personnel might result in exceeding the exploration budget. With the possibilities of increased costs due to lack of supplies and adequately trained personnel, new investors should consider the material effect such factors may have on the Company's exploration program.

6.   NOT  ALL OFFICERS AND DIRECTORS HAVE EXPERIENCE IN THE EXPLORATION INDUSTRY

     Laurence Stephenson and Edward Skoda are the only two directors who have had experience in exploring mineral properties. Neither Louise Murphy nor Fred Hawkins has had any experience in exploration. This lack of experience could result in additional time and money being spent as they familiarize themselves with the exploration industry. Bearing this in mind, a new investor may not wish to have their money used for the training of officers and directors who are unfamiliar with the exploration industry.

7. THE DIRECTORS HAVE OTHER BUSINESS INTERESTS WHICH MIGHT RESULT IN THEIR NOT DEVOTING A SIGNIFICANT AMOUNT OF TIME TO THE AFFAIRS OF THE COMPANY

     The majority of directors and officers are all involved with other business interests and presently only spend 5 to 10 hours a month individually on the affairs of the Company. For example, Louise Murphy spends approximately 5 hours, Fred Hawkins spends approximately 2 hours, Edward Skoda spends approximately 10 hours and Laurence Stephenson spends approximately 10 hours. A new investor should to consider whether or not they wish to be involved in a company whose directors and officers are not able to devote a significant amount of time to the affairs of the Company.

8.   MANAGEMENT  IS  UNDER  NO CONTRACTUAL OBLIGATION TO REMAIN WITH THE COMPANY
     AND  THEIR  DEPARTURE  COULD  CAUSE  THE  COMPANY'S  BUSINESS  TO  FAIL

     None of the directors or officers has signed a written employment agreement to ensure that they will remain with the Company. In the event any of the directors or officers decide to resign from the Company, the Company may be unable to attract other qualified officers and directors since it does not have the funds to do so. New investors should consider whether they wish to be associated with a company which might not have, in the future, qualified directors and officers to manage the affairs of this Company.

9.   THE  COMPANY  DOES  NOT  CARRY  KEY  MAN  INSURANCE

     The Company does not carry key-man insurance and in the event of a loss of any of the directors and officers, especially Messrs. Stephenson and Skoda, the Company will not have the funds available to seek out and compensate other individuals of similar qualifications. Even if the Company does have funds in the future, the board of directors may decide not to use the funds to attract an individual with the required qualifications. The inability to compensate or retain qualified directors and officers will have a material adverse effect on the Company.

FORWARD  LOOKING  STATEMENTS

     In addition to the other information contained in this prospectus, it contains forward-looking statements which involve risk and uncertainties. When used in this prospectus, the words "may", "will", "expect", "anticipate", "continue", "estimate", "project", "intend", "believe" and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company's future plan of operations, business strategy, operating results and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results could differ materially from the results expressed in or implied by these forward-looking statements as a result of various factors, many of which are beyond the Company's control. A potential investor should review in detail this entire prospectus including financial statements, attachments and risk factors before considering an investment.

ITEM  4.     USE  OF  PROCEEDS

     The amount of cash proceeds from this offering will depend on the number of shares sold. The proceeds of the offering, less the expenses of the offering, will be mainly used for exploration expenses. Exploration expenses are those costs associated with Phase I at an estimated cost of $16,500; Phase II at $66,000 and Phase III initially at $75,000 and if money is available at $165,000

(see Item 16 - Description of Business). The cost of this offering has been estimated at $26,100 as indicated under Item 8 - Plan of Distribution. The first $26,100 raised will be applied against the Offering Expenses. The Company will use the net proceeds as follows:





Number of Shares Subscribed            500,000    1,000,000    2,000,000     3,000,000
                                      ---------  -----------  ------------  -----------
Percentage of the Offering . . . . .     16%          33%           66%         100%
                                      ---------  -----------  ------------  -----------
Amount Raised. . . . . . . . . . . .  $ 50,000   $  100,000   $   200,000   $  300,000
                                      ---------  -----------  ------------  -----------
Allocation:
  Offering Expense . . . . . . . . .    26,100       26,100        26,100       26,100
  Exploration - Phase I. . . . . . .    16,500       16,500        16,500       16,500
                Phase II. .                  -       48,800 (*)    66,000       66,000
                Phase III .                  -            -        75,000 (**) 165,000
Payment of Outstanding Payables(***)         -            -        10,000       20,000
Working Capital after Payment of
   Outstanding Accounts. . . . . . .     7,400        8,600         6,400        6,400
                                      ---------  -----------  ------------  -----------
                                      $ 50,000   $  100,000   $   200,000   $  300,000
                                      =========  ===========  ============  ===========




     (*) A limited Phase II program will be undertaken whereby less rock and soil samples will be taken but mapping of the Tylerstone claim will be done in full.

     (**) A limited Phase III program will be undertaken comprising trenching and some minor diamond drilling (to be determined from the results of Phases I and II).

     (***) If the Company is able to raise sufficient funds it will make partial payments, over and above the amounts included under Offering Expenses, to the accountant, auditors and transfer agent.

     The costs set forth above are only estimates, and it is possible that the actual costs may exceed such estimates, or that there will be substantial additional costs. There can be no assurance that additional funds will be available to the Company to cover any shortfall costs.

     Even if the entire offering of 3,000,000 shares is subscribed for, no payments will be made to amounts owed to related parties. Management wishes to focus its attention on the exploration of the Tylerstone property in order to determine if a viable ore reserve of commercial grade exists thereon.

     The proceeds from this offering will not be used to acquire assets, otherwise than in the ordinary course of business. At the present time, management does not know of any assets it will acquire in the future. Nor will the proceeds of the above offering be used to finance acquisitions of other businesses. Nevertheless, in the future, management might consider the purchase of additional mineral properties but none are known to management at this time. In acquiring any mineral properties, the Company will only deal at arms length and will not be acquiring mineral properties from its directors and officers.

     While the Company currently intends to use the proceeds of this offering substantially in the manner set forth above, it reserves the right to reassess and redistribute such use if, in the judgment of the Company's Board of Directors, such changes are necessary. The initial decision as to a change in use of proceeds will be the responsibility of Laurence Stephenson who will convey his opinion to the Board of Directors who will then make the final decision. Should there be any material changes in the above projected use of proceeds in connection with this offering, the Company will issue an amended prospectus reflecting the same.

     Upon the effective date of the Registration Statement filed under the Securities Act by the Company, the Company shall report the use of proceeds on its first periodic report filed pursuant to sections 13(a) and 15(b) of the Exchange Act (15 U.S.C. 78m(a) and 78o(d)) after effectiveness of its Registration Statement, and thereafter on each of its subsequent periodic reports filed pursuant to sections 13(a) and 15(d) of the Exchange Act through the latter of disclosure of the application of all the offering proceeds, or disclosure of the termination of the offering.

ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

     The determination of the offering price was arbitrarily determined by the Company's Board of Directors in order for the Company to raise up to a total of $300,000 in this offering. The offering price bears no relationship whatsoever to the Company's assets, earnings, book value or other criteria of value. The offering price should not be regarded as an indicator of the future market price (if any) of the Company's securities. The factors used to determine the offering price were:

     (i)  the  Company's  lack  of  operating  history;
     (ii) the proceeds to be raised by the offering based on the cash requirements of the Company;
     (iii) the amount of capital to be contributed by investors in this offering in proportion to the amount of stock to be retained by the existing shareholders; and
     (iv) the price the Company believes an investor is willing to pay for the shares under this offering.

ITEM  6.     DILUTION

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of the offering. The net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the Company's arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares purchased by the purchaser is also a result of the lower book value of the shares held by the existing shareholders.

     As of August 31, 2004, the net tangible book value of the Company's common stock was a negative $77,179 or approximately negative $0.036 per share based upon 2,120,000 shares issued and outstanding.

     Upon completing this offering, in the event that 100% of the shares are purchased, the net tangible book value of the 5,120,000 shares issued and outstanding would be $222,821, or approximately $0.044 per share. The net tangible book value of the shares held by the existing shareholders would be increased by $0.077 per share without any additional investment on their part. Whereas, the purchaser would incur an immediate dilution from $0.10 per share to $0.044 per share.

     Upon completing this offering, in the event that approximately 66.7% of the shares are purchased, the net tangible book value of the 4,120,000 shares issued and outstanding would be $122,821, or approximately $0.030 per share. The net tangible book value of the shares held by the existing shareholders would be increased by approximately $0.066 per share without any additional investment on their part. Whereas, the purchaser would incur an immediate dilution from $0.10 per share to $0.030 per share.

     Upon completing this offering, in the event that approximately 33.3% of the shares are purchased, the net tangible book value of the 3,120,000 shares issued and outstanding would be $22,821, or approximately $0.007 per share. The net tangible book value of the shares held by the existing shareholders would be increased by approximately $0.044 per share without any additional investment on their part. Whereas, the purchaser would incur an immediate dilution from $0.10 per share to $0.007 per share.

     Upon completing this offering, in the event that approximately 16.7% of the shares are purchased, the net tangible book value of the 2,620,000 shares issued and outstanding would be negative $27,179, or approximately negative $0.010 per share. The net tangible book value of the shares held by the existing shareholders would be increased by $0.026 per share without any additional investment on their part. Whereas, the purchaser would incur an immediate loss of their entire investment since the net tangible book value of their investment would be a negative amount.

     The offering price is substantially higher than the pro forma net tangible book value per share at each level of subscriptions to this Offering. New investors will immediately incur a substantiated dilution in the book value of their shares.

     After the completion of the offering, depending on the number of shares subscribed for in the offering, the following ownership of the percentage of outstanding shares would result:





Shares Subscribed                      0       500,000   1,000,000  2,000,000  3,000,000
                                   ---------  ---------  ---------  ---------  ---------
Total Shares Issued and            2,120,000  2,620,000  3,120,000  4,120,000  5,120,000
Outstanding After                  ---------  ---------  ---------  ---------  ---------
Subscription

Ownership Percentage:
    Officers and Directors . . .       57         46         39         29         23
    Initial shareholders . . . . .     43         35         29         22         18

Ownership Percentage:
    New Shareholders . . . . . .        -         19         32         49         59

Total Percentage . . . . .   .        100        100        100        100        100




     Only with the total number of shares being subscribed for under this offering would the new shareholders actually hold a majority of the issued shares.

ITEM  7.          SELLING  SECURITY  HOLDERS

     There  are  no  selling  securities  holders  under  this  prospectus.

ITEM  8.          PLAN  OF  DISTRIBUTION

     The Company is offering up to a total of 3,000,000 shares of common stock. There is no minimum number of shares that the Company must sell. There will be no escrow account. The Company will immediately use all money received from the offering and there will be no refunds except where the directors determine at their sole discretion that an investor is not suitable as a shareholder of the Company. The period of the offering is for twelve months from the date the Registration Statement has become effective.

     The Company is not using the service of an underwriter. The Directors and Officers will conduct the offering and they will not receive any commission for their participation in the selling of the shares offered under this Offering. No finders or third parties will be involved in the sale of shares and therefore no compensation will be paid to them. The directors and officers will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with a Company may participate in the offering of the Company's securities and not be deemed to be a broker-dealer as noted in the following paragraph.

     None of the directors or officers are subject to a "statutory disqualification" as defined under Section 3 (a) (39) of the Exchange Act of 1934 wherein it states that:

     "A person is subject to a "statutory disqualification" with respect to membership or participation in, or association with a member of, a self-regulatory organization, if such person:

A. has been and is expelled or suspended from membership or participation in, or barred or suspended from being associated with a member of, any self-regulatory organization, foreign equivalent of a self regulatory organization, foreign or international securities exchange, contract market designated pursuant to section 5 of the Commodity Exchange Act (7 U.S.C.
     7), or any substantial equivalent foreign statute or regulation, or futures association registered under section 17 of such Act (7 U.S.C. 21), or any substantially equivalent foreign statute regulation, or has been and is denied trading privileges on any such contract market or foreign equivalent;

B.   is  subject  to:

     i. an order of the Commission, other appropriate regulatory agency, or foreign financial regulatory authority;

          I. denying, suspending for a period not exceeding 12 months, or revoking his registration as a broker, dealer, municipal securities dealer, government securities broker, or government securities dealer or limiting his activities as a foreign person performing a function substantially equivalent to any of the above; or

          II. barring or suspending for a period not exceeding 12 months his being associated with a broker, dealer, municipal securities dealer, government securities broker, government securities dealer, or foreign person performing a function substantially equivalent to any of the above;

     ii. an order of the Commodity Future Trading Commission denying, suspending, or revoking his registration under the Commodity Exchange Act (7 U.S.C. 1 et seq.); or

     iii. an order by a foreign financial regulatory authority denying, suspending, or revoking the person's authority to engage in transactions in contracts or sale of a commodity for future delivery or other instruments traded on or subject to the rules of a contract market, board of trade, or foreign equivalent thereof.

C. by his conduct while associated with a broker, dealer, municipal securities dealer, government securities broker, or government securities dealer, or while associated with an entity or person required to be registered under the Commodity Exchange Act (7 U.S.C.A. 1 et seq.), has been found to be a cause of any effective suspension, expulsion, or order of the character described in subparagraph (A) or (B) of this paragraph, and in entering such suspension, expulsion, or order, the Commission, an appropriate regulatory agency, or any such self-regulatory organization shall have jurisdiction to find whether or not any person was a cause thereof;

D. by his conduct while associated with any broker, dealer, municipal securities dealer, government securities broker, government securities dealer, or any other entity engaged in transactions in securities, or while associated with an entity engaged in transactions in contracts of sale of a commodity for the future delivery or other instruments traded on or subject to the rules of a contract market, board of trade, or foreign or international securities exchange or foreign financial regulatory authority empowered by a foreign government to administer or enforce its laws relating to financial transactions as described in subparagraph (A) or (B) of this paragraph;

E. has associated with him any person who is known, or in the exercise of reasonable care should have known, to him to be a person described by subparagraph (A), (B), (C), or (D) of this paragraph; or

F. has committed or omitted any act, or is subject to an order or finding, enumerated in subparagraph (D), (E), (H), or (G) or paragraph (4) of section 15 (b), has been convicted of any offense specified in subparagraph
     (B) of such paragraph (4) or any other felony within ten years of the date of filing of an application for membership or participation in, or to become associated with a member of, such self-regulatory organization, is enjoined from any action, conduct, or practice specified in subparagraph
     (C) of such paragraph (4), has willfully made or caused to be made in any application for membership or participation in, or to become associated with a member of, a self regulatory organization, report required to be filed with a self-regulatory organization, or proceeding before a self-regulatory organization, any statement which was at the time, and in the light of the circumstances under which it was made, false or misleading with respect to any material fact, or has omitted to state in any such application, report, or proceeding any material fact which is required to be stated therein."

     None of the Company's participating officers and directors will be compensated either directly or indirectly in connection with their participation in this offering.

     The Company's participating officers and directors are not broker-dealers and are not an associated person of a broker-dealer.

     The Company's participating officers and directors were not a broker-dealer or an associated person of a broker-dealer within the 12 months preceding the intended offering.

     The directors and officers primarily perform, both now and at the end of this offering, substantial ministerial duties on behalf of the Company other than merely selling of securities being offered herein. The registered shares are reasonably expected to be offered and sold within twelve months from the initial effective date of the Registration Statement. In selling the shares in this offering, the directors and officers will provide each investor with a printed copy of this prospectus.

     The investors subscribing to purchase any shares under this offering must complete, execute, acknowledge, and deliver to the Company a Subscription Agreement. By executing this document, the investor will agree that he or she will be a shareholder in the Company.

     An investor must deliver to the Company, along with the Subscription Agreement, a check, money order or bank draft payable to "Tylerstone Ventures Corporation".

     The Company will bear all the costs associated with the registration of its common stock. The following table sets out an estimate of the fees associated with the registration of its common stock:





Description                                       Amount
SEC Registration Fee . . . . . . . . . . . . . .  $   100
Transfer Agent Fees. . . . . . . . . . . . . . .    1,200
Legal and preparation of documents . . . . . . .   15,000
Annual Fee (Registered office and franchise fee)      300
Photocopying and printing. . . . . . . . . . . .    1,000
Miscellaneous. . . . . . . . . . . . . . . . . .    1,000
Audit and Accounting . . . . . . . . . . . . . .    7,500
                                                  -------

Total Estimated Fees . . . . . . . . . . . . . .  $26,100
                                                  =======




ITEM  9.      LEGAL  PROCEEDINGS

     The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened as of the date of this prospectus.


ITEM  10.     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The name, municipality of residence, position held within the Company, age and the year the individual was first elected or appointed as a director or executive officer of the Company are set forth in the following table. Each director is to serve until the Annual Meeting of Shareholders or until his or her successor is elected or appointed. The work experience of each of the directors and officers is indicated in their individual biographies set forth below.





   NAME AND                                                           YEAR
MUNICIPALITY OF           POSITION OR OFFICE WITHIN THE              BECAME
  RESIDENCE                          REGISTRANT              AGE    A DIRECTOR
Laurence Stephenson      Principal Executive Officer          56        2004
White Rock, B.C.. .           President and
Canada. . . . . . .            Director (1)

Louise Murphy . . .      Principal Financial Officer,
Coquitlam, B.C. . .      Secretary, Treasurer and
Canada. . . . . . .            Director (2)                   55        2004

Fred Hawkins                   Director (3)                   61        2001
Surrey, B.C.
Canada. . . . . . .

Edward Skoda. . . .            Director (4)                   57       1998 to
Chapaloa, . . . . .                                                    2001 and
Jalisco, Mexico . .                                                     2003


(1) Laurence Stephenson became a director on May 18, 2004 and was appointed on the same day as Principal Executive Officer and President.

(2) Louise Murphy became a director on May 18, 2004 and was appointed on the same day as Principal Financial Officer and Secretary Treasurer.

(3) Fred Hawkins was appointed a director on April 2, 2001 and was appointed on the same day as President of the Company. On May 18, 2004, he was replaced as President by Laurence Stephenson.

(4) Edward Skoda was the founding director of the Company and became President on October 5, 1998 and resigned on April 2, 2001 as President and Director due to other business matters requiring his attention. He was again appointed a Director on April 15, 2003.

AUDIT  COMMITTEE

     The Audit Committee of the Company currently consists of Laurence Stephenson, Principal Executive Officer, Louise Murphy, Principal Financial Officer, and Edward Skoda, Director. Due to the limited size of the Board of Directors and since the Company is still in the pre-exploration stages, an audit committee financial expert does not serve on its Audit Committee. The general function of the audit committee is to review the overall audit plan and the Company's system of internal control, to review the results of the external audit, and to resolve any potential dispute with the Company's auditors. The percentage of common shares beneficially owned, directly and indirectly by the officers and directors, collectively, is 56.6 percent of the total issued and outstanding shares.

BIOGRAPHIES

The  following  are  biographies  of  the directors and officers of the Company.

LAURENCE STEPHENSON graduated from Oakwood Collegiate Institute in 1967 with his senior matriculation and worked in the summers of 1967 and 1968 for Watts Griffiths & McQuat Ltd., a mineral engineering consulting firm with worldwide exposure based in Toronto where he was employed as a field hand working on several properties. In the summer of 1969, Mr. Stephenson worked for J.K. Boothe & Associates, another mineral engineering consulting firm which was part of Derry Michner and Boothe Consulting group in Toronto. Mr. Stephenson was employed to undertake prospecting, minor geological mapping, geophysics, trenching and sampling of various claims under the direction of J.K. Boothe & Associates. In 1975, he graduated from Carleton University in Ottawa, Ontario with a Bachelor of Science degree in geology. From 1975 to 1985, Mr. Stephenson was District Geologist for Duval International Corporation of Toronto, Ontario where his duties were the planning, organizing and budgeting for exploration programs throughout Eastern Canada and the United States. In addition, he was responsible for hiring and evaluating both geological and office staff and supervised up to 12 part and full time workers at any given time. He was responsible for the preparation of managerial and assessment reports for the Toronto head office and being the individual who liasoned between the head office and the district offices. He assisted in the formation of local governmental lobby groups in the Province of Newfoundland and Labrador. In 1985, Mr. Stephenson graduated from York University in Toronto with a Masters of Business Administration. In May 1985, he became a director of Spirit Lake Explorations Ltd., a company listed on the Montreal Stock Exchange and remained as a director until 1990. Spirit Lake Exploration Ltd. had one mineral property in the Wawa area of Ontario where Mr. Stephenson worked as a project geologist. In July 1985, he incorporated GeoFin Inc., a private consulting company providing the investment community with geological and financial business advice, and became its president which title he still holds today. In October 1987, Mr. Stephenson became a director of Glencairn Explorations Ltd., a company listed on the Calgary Stock Exchange where he was instrumental in organizing the company's venture into a South American diamond project and participating in financing and geological advise with respect to ongoing ventures for the company including the start up of gold producer Wheaton River Explorations Inc., an independent subsidiary of Glencairn Explorations Ltd. He remained a director of this company until 2002. In April 1988, he became a director of Strike Minerals Inc., a company trading over-the-counter in Toronto. He was a director who was not involved in the day to day activities of the company. In April 1993, he resigned as a director of Strike Minerals Inc. In June 1988, he was appointed a director of Barkhor Resources Inc, a company listed on the Vancouver Stock Exchange, where he was the technical advisor to the Board of Directors regarding the development of a placer mining operation which eventually proved to have limited value. He remained on the Board until June 1990. From 1988 to 1991, as President, he was responsible for the organization and coordinated the establishment of Kokanee Explorations Ltd., a junior exploration company publicly traded on the Vancouver Stock Exchange. His responsibilities were to negotiate with numerous exploration companies, prospectors and governmental departments to secure prospects and permits to enable the company to conduct its exploration programs. In addition to hiring and evaluating geological staff, preparing engineering and assessment reports, investor reports and business plans, he was responsible for ensuring the company conformed to Securities and Mining regulations and in ensuring Kokanee Explorations Ltd. was listed on the senior board of the Vancouver Stock Exchange. From 1991 to 1994, Mr. Stephenson was appointed a director of Golden Hemlock Exploration Ltd., a company listed on the Vancouver Stock Exchange where his duties were to conduct negotiations with numerous exploration companies with respect to joint ventures situations and financing. In addition, he was responsible for reviewing and advising the company on its exploration programs, responsible for compliance with the Securities and Mining regulation and overseeing all engineers' and investors' reports. In April 1994, he was appointed Vice-President of Exploration, Corporate Secretary and founding Director of Golden Chief Resources Ltd., a company listed on the Vancouver Stock Exchange, where he was responsible for organizing and coordinating the reverse take over of Copeland Technologies. In addition, he was responsible for coordinating the regulatory work to secure prospects and permits to enable the company to conduct its exploration programs, designing and implementation of geological exploration programs, overseeing the preparation of all geological and assessment reports and taking an active interest in investors' relations through assisting in the raising of funds and communication with investors on a regular basis. Since his departure from Golden Chief Resources Ltd. in 1999, Mr. Stephenson, as President and Director, has been involved in the re-organization of Sutcliffe Resources Inc., a company previously de-listed now seeking a listing on the Toronto Stock Exchange in Canada. In addition to working with Sutcliffe Resources Inc. he has maintained his involvement with GeoFin Inc. in which his company offers consulting services to the exploration industry and assists in both financial planning for exploration companies and developing them to their full potential. For example, in 2000, he assisted in the completion of the listing of Kermode Resources Ltd. on The Venture Exchange in Toronto. In the same year and into 2001, he assisted Stellar Pacific Ltd. develop the Harrison Lake area property, prepared a geological report thereon indicating it was able to become active again and assisted in the exploration work. Later in 2001, Mr. Stephenson became active in reorganizing Consolidated Neuen Resources Ltd with a robotic firm and assisted in the preparation of a profile of the company for various mining journals. At the same time, he prepared various geological reports for various mining concerns with interests in Mexico and South America. In 2002, Mr. Stephenson wrote the re-activation reports and oversaw the exploration programs for Lakewook Mining Ltd. and Green Valley Resources Ltd. In addition, since that time he has been engaged to prepare various geological reports for small exploration companies having various gold and diamond properties located in British Columbia and the Northwest Territories of Canada.

LOUISE MURPHY graduated from high school in Australia before taking one year at the regional university there. In the late 1960's, Ms. Murphy moved to Canada where she married and subsequently became employed in the dental practice of Dr. Barry Goldberg in 1977 where she worked until 1986. Her duties comprised research and implementation of office procedures and computerization of an accounting system. In 1986, she became office manager for Family Dental Centre (Coquitlam) Ltd. where she was responsible for staff administration, accounts receivable and payable, budget control, banking procedures and patient and public relations. In 1989, Ms. Murphy joined Office Management Consultants where her duties were to streamline the accounting functions, computer systems and office procedures. During this period of time, she completed Level 5 of the Certified Management Association course and became a recognized CMA. In 1992, she joined the legal firm of Lenaghan & Company in Vancouver as the accountant responsible for all the accounting functions within the law firm. In 1994, Ms. Murphy accepted the position of accountant with the legal firm of McClellan, Rubenstein & Parolin of Vancouver where she was responsible for all aspects of accounting within the firm including trust accounting, receivables, payables, payroll, financial statements, disbursement recovery and budgets. In 1997, she joined Western Legal Publications (1982) Ltd. as the accountant in charge of supervision of accounts receivable clerk and order entry personnel. In addition, this position required her to prepare monthly reports to the parent company, undertake job product costing, budget preparation and variance reporting as well as general office management. In 1999, she became the accountant for the personal injury legal firm of Hanson Wirsig Matheos where she was responsible for the regular accounting functions of a law practice and became a member of the advertising committee where she was responsible for making decisions regarding scheme, format, frequency and type of advertising. From 2001 to the present time, Ms Murphy became self-employed offering her services to various law firms and being "on call" to the Vancouver School Board for various accounting matters. On May 18, 2004 she became a Director and was appointed Chief Financial Officer, Chief Accounting Officer and Secretary Treasurer of the Company. Ms. Murphy does not hold a directorship in any other reporting companies.

FREDERICK HAWKINS was born in Glouster, England and graduated from Hathley School for boys in 1957. Upon graduation he applied for and was accepted in an apprenticeship for carpentry and obtained his papers in 1962. He worked as a journeyman doing carpentry for various companies and private individuals until 1971, when Mr. Hawkins immigrated to Canada where he was employed as a general laborer for Stevenson Construction Ltd located in Vancouver and subsequently became a carpenter with that company. In 1973, he became employed with Tom Good Construction where he started as a general laborer doing framing, making forms and all general aspects of carpentry work. In 1976 he incorporated Hawkins Construction Ltd. and since that date has been employed exclusively by Hawkins Construction Ltd. where he has entered into contracts to supervise the building of apartments, private houses and nursing homes, hiring construction workers, doing payroll, ordering materials and supervising all aspects for the construction of each project while reporting to the owners of each. He has been responsible for large projects as well as smaller ones; a 65 unit condo in North Vancouver for Dunbarton Properties Ltd., a 60 unit condo in Penticton also for Dunbarton Properties Ltd., a 50 unit Seniors Assisted Living Project in Maple Ridge, BC for Royal Crescent Gardens Ltd. and numerous houses and duplexes for private individuals. His company also looks after the maintenance on a contract basis for several buildings including senior housing such as Canada Way Lodge in Burnaby, British Columbia. Mr. Hawkins is not a director of any other public company. Mr. Hawkins became a director of the Company on April 2, 2001.

EDWARD SKODA graduated in 1967 from Hapnot High School in Flin Flon, Manitoba, Canada and in the fall of 1968 enrolled in Haileybury School of Mines in Haileybury, Ontario for three years where he obtained a diploma in mining engineering technology. In 1971, he was employed by Kaiser Engineering Inc. of

Oakland, California where he was assigned to the Hammerstay Iron Project in northwestern Australia as a civic inspector for the construction of a railway bed for transporting iron ore to the port loading facilities. In 1972, Mr. Skoda was employed by Fluor Engineers in Australia to work as the administrator of time for 300 to 400 personnel constructing the iron ore pellet plant. His duties included payroll, supervision of time spent by personnel and general administration of the timekeeper's office. In 1973, he traveled to New Zealand where he became a self-employed prospector who searched for mineral properties on North, South and Stewart Islands for a three month period. In the same year, he returned to Canada where he was employed by Newmont Mining Ltd. of Vancouver, British Columbia in their Granduc mine in northwest British Columbia where he worked as an underground mining ventilation technologist. Between 1974 and 1976, Mr. Skoda took a two year diploma course in Business Administration specializing in transportation management at British Columbia Institute of Technology in Burnaby, British Columbia. In the summer of 1976, he was employed by Canadian Mine Services, a contracting company for the mining industry, and was sent to Ireland as a security manager for Tara Mines in County Meath. His duties were to accept delivery of all mining supplies on a daily basis, ensure their security and distribute them to the mining personnel as required by management. In 1978, he returned to Canada and was employed by Terra Mines in the Northwest Territories of Canada as a warehouse manager overseeing the delivery of supplies and the shipping of silver concentrate from the daily production of the mine. In 1979, Mr. Skoda was employed by Echo Bay Mines at Port Radium near Great Bear Lake where he was the underground shift boss responsible for mine development, production of silver and supervision of the miners during his shift. In 1980, he was employed by Ange Gold Ltd. of Vancouver, British Columbia in the Zeballos mining area of British Columbia as the project manager. His responsibilities comprised the rehabilitation of the old adits, underground exploration development on a horizontal basis, drilling and blasting in order to extend the adit. This work took approximately six months before Ange Gold Ltd. no longer had any money for further exploration of its property. For three years between 1981 and 1984, Mr. Skoda was employed by Canadian Mining Services Ltd. as a mine shift boss for a variety of their clients. In early 1985, he returned to the Zeballos area for Ange Gold Ltd., McAdam Resources Ltd. and Privateer Mines Ltd. to open each company's old adits and refurbish the old mine workings. In 1988, he was hired by Bechtel Corporation of San Francisco, California as a senior tunnel inspector to drive a ten mile tunnel for Alcan of Canada south of Kitimat, British Columbia and to ensure that the tunnel was driven to specifications. In 1991, he joined International Lornex Exploration Inc. as a director and project manager with the objective to develop and mine the old Churchill Copper Project and Davis Keyes Copper Project in northeastern British Columbia near Fort Nelson. His responsibilities comprised obtaining the required permits, rehabilitating the two projects so that they could commence production and assisting where possible with the raising of exploration funds. After one year, this project was terminated due to lack of availability of financing capital due to the election of a socialist government in the Province of British Columbia. From 1992 to today, Mr. Skoda has been self employed accepting various projects comprising underground mine work in both Downsville and Forest Hill, California, claim staking in the Anyox, Princeton, Bralorne and Vancouver Island areas of British Columbia, investigating, exploring and evaluating mineral claims in Mexico, Nevada and Arizona for future work by various smaller exploration companies. Mr. Skoda served as President and Principal Executive Officer of the Company from its inception to April 2, 2001 and on April 15, 2003 was again appointed to the Board of Directors. Currently, Mr. Skoda is a director of two public industrial mineral companies listed on the Toronto Venture Exchange in Toronto, Ontario: one: Zeo Tech Enviro Corp (6 years as a director) - a producer of zeolite product for the oil and gas industry and two:
Quinto Technologies Inc. (8 years as a director) - exploring for graphite nickel and iron ore. In the past Mr. Skoda was a director until 1999 of Mandalay Capital Corp. (now called World Air, Inc.) which trades on the OTC Bulletin Board and was a director of The Bralorne Mining Company (a reporting company in the United States which does not trade on any public exchange)until he resigned in the spring of 2004.

     Although Laurence Stephenson, Louise Murphy, Fred Hawkins and Edward Skoda do not work full time for the Company, they plan to devote whatever time is required as the Company advances in its exploration program. Once the Tylerstone is ready for exploring, both Laurence Stephenson and Edward Skoda will devote the required time to ensure the exploration program is completed within budget. It is estimated Laurence Stephensen will spend 40 hours a month overseeing the exploration whereas Edward Skoda will be working full time on the Tylerstone during the exploration period. It is expected Louise Murphy will be required to spend at least 15 hours a month accounting for the expenses during the exploration program and preparing an analysis of actual to budgeted costs. If the Tylerstone is proven to have an ore reserve on it, the time required by the directors and officers will increase significantly.

SIGNIFICANT  EMPLOYEES

     Other than the officers of the Company, the Company does not currently have any significant employees. The Company might have to engage the services of certain consultants, who are not employees, to assist in the exploration of the Tylerstone, if either Laurence Stephenson or Edward Skoda are unavailable at the time the exploration work will take place. If consultants are required, they will be an integral part to the operations of the Company for the period they are so engaged. At the present time, the Company has not yet identified any prospective consultants.

FAMILY  RELATIONSHIPS

     There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

     To the knowledge of management, during the past five years, no present director, executive officer or person nominated to become a director or an executive officer of the Company:

(1) filed a petition under the Federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings, or any corporation or business association of which he was an executive officer at or within ten years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

     (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

     (ii) engaging  in  any  type  of  business  practice;  or

     (iii) engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this subsection
     (3)(i) above, or to be associated with persons engaged in any such activities;

(5) was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated.

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

ITEM  11.     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of October 31, 2004 (2,120,000 shares issued and outstanding) by (1) all stockholders known to the Company to be beneficial owners of more than 5 percent of the outstanding common stock; and (2) all directors and executive officers of the Company, individually and collectively as a group. The table also reflects such ownership assuming the maximum shares sold for the offering is reached.




                                                          AMOUNT OF    AMOUNT OF
                                                          BENEFICIAL   BENEFICIAL    PERCENT OF   PERCENT OF
                                                           OWNERSHIP    OWNERSHIP       CLASS        CLASS
TITLE OR                       NAME AND ADDRESS OF          BEFORE        AFTER         BEFORE       AFTER
CLASS                         BENEFICIAL OWNER (1)       OFFERING(2)    OFFERING       OFFERING    OFFERING (3)
-------------------------  ---------------------------   -----------    ----------   ----------    ------------
Common                     Laurence Stephenson           250,000 (4)     250,000       11.79%         4.88%
Stock                      1136 Martin Street
.. . . . . . . . . .        White Rock, B.C.
 . . . . . . . . . .       Canada, V4B 3V9

Common                     Louise M. Murphy               250,000 (4)    250,000       11.79%         4.88%
Stock                      #42 - 2951 Panorama Dr.
.. . . . . . . . . .        Coquitlam, B.C.
 . . . . . . . . . .       Canada, V3E 2W3

Common                     Fred Hawkins                   450,000(4)(5)  450,000       21.23%         8.79%
Stock                      13028 98A Avenue
.. . . . . . . . . .        Surrey, British Columbia
.. . . . . . . . . .        Canada, V3T 1C6

Common                     Edward Skoda                   250,000 (4)    250,000       11.79%         4.88%
Stock                      Apdo Postal No. 379
.. . . . . . . . . .        Chapala, Jalisco
 . . . . . . . . . .       Mexico, CP 45900

Common. . . . . . . . . .  Ownership of all directors
Stock . . . . . . . . . .  and officers as a group       1,200,000      1,200,000      56.60%        23.43%


(1) As of October 31, 2004, there were 2,120,000 common shares issued and outstanding. Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2) Under Rule 13-d under the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the persons having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.

(3) This assumes that all 3,000,000 shares under this offering are subscribed for.

(4) These shares are restricted since they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. After these shares have been held for one year, the Directors and Officers of the Company could sell 1% of the outstanding stock in the Company every three months. Therefore, this stock can be sold after the expiration of one year in compliance with the provisions of Rule
     144. There are "stock transfer" instructions placed against these certificates and a legend has been imprinted on the stock certificates themselves.

(5) Includes shares issued to Fred Hawkins wife and daughter who reside in the same house.

     Other than Laurence Stephenson, Louise Murphy, Fred Hawkins and Edward Skoda, the Company does not know of any other shareholder who has more than 5 percent of the issued shares prior to the subscriptions being accepted under this offering.

     The number of shares that could presently be sold under Rule 144 is 1,200,000; being the above noted shares held by the Directors and Officers.

     Upon completion of this offering the directors and officers will retain voting control over the number of shares as indicated under Item 6 - Dilution.

     There are no voting trusts or similar arrangements known to the Company whereby voting power is held by another party not named herein. The Company knows of no trusts, proxies, power of attorney, pooling arrangements, direct or indirect, or any other contract arrangement or device with the purpose or effect of divesting such person or persons of beneficial ownership of the Company's common shares or preventing the vesting of such beneficial ownership.

The Company does not know of any arrangements, which might result in a change in control.

ITEM  12.     DESCRIPTION  OF  SECURITIES.

     The securities being offered are shares of common stock. There are no preferred shares being offered hereunder. The authorized common stock consists of 25,000,000 shares of common stock, par value $0.001 per share. The holders of the Company's common stock:

- have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company;

- are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The  shares  of  common  stock  do  not  have  any  of  the  following  rights:

-     preference  as  to  dividends  or  interest;

-     preemptive  rights  to  purchase  in  new  issues  of  shares;

-     preference  upon  liquidation;  or

-     any  other  special  rights  or  preferences.

CONVERTIBLE  SECURITIES

     The shares of common stock are not convertible into any other securities of the Company.

NON-CUMULATIVE  VOTING

     The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After the offering, the present shareholders will retain 41% of the shares outstanding making it difficult for any shareholder or group of shareholders to accumulate sufficient votes of shares from other shareholders to change the directors.

DIVIDEND  POLICY

     The Company has not declared or paid any dividends on its common stock. The declaration of any future cash dividend will be at the discretion of the Company's Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the Company's present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the Company's business operations in hopes of exploration of the Tylerstone to a point where either a viable ore reserve is discovered or a decision is made to abandon the Tylerstone. If the latter is the case, the Company will have to use any funds it has to identify another mineral claim of merit and will not be willing to distribute any funds to its shareholders.

OPTIONS

     The Company has not issued and does not have any outstanding options to purchase shares of its common stock.

SHARE  PURCHASE  WARRANTS

     The Company has not issued and does not have any outstanding warrants to purchase shares of its common stock.

CHANGE  IN  CONTROL  OF  THE  COMPANY

     The Company does not know of any arrangements, which might result in a change in control.

DEBT  SECURITIES  AND  OTHER  SECURITIES

     The Company does not have any debt securities outstanding or other securities outstanding other than its common stock.

TRANSFER  AGENT

     The Company has engaged the services of Nevada Agency and Trust Company, with offices at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, to act as transfer agent and registrar.

MARKET  INFORMATION

     The Company is not a reporting entity in any jurisdiction in North America or elsewhere. Its shares are not traded on any public market but once the Registration Statement becomes effective, the Company intends to submit an application with the National Association of Securities Dealers, Inc. for a quotation on the OTC Bulletin Board. At the present time, there is no established market for the shares of the Company. There is no assurance that an application to the OTC Bulletin Board will be approved. There are no shares being offered to the public other than the 3,000,000 common shares being offered under this prospectus and no shares have been offered pursuant to an employee benefit plan or dividend reinvestment plan.

HOLDERS  OF  COMMON  SHARES

     There are presently 42 shareholders of record, including officers and directors.

BUSINESS  COMBINATION  WITH  AN  INTERESTED  SHAREHOLDER

     The Company is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of transaction in which the person became an interested stockholder unless:

     - prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;

     - the stockholder acquired at least 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

     - the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

     An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

     The above provision of Delaware law could reduce the likelihood of a change in control of the Company.

ITEM  13.     INTEREST  OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingent basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries, in the event such entities occur in the future. Nor was any such person connected with the Company or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

     The Company's independent accountants in the United States are Madsen & Associates, CPA's Inc., 684 East Vine Street, #3, Murray, Utah, 84107 (Tel:
801-268-2632).

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933and is, therefore, unenforceable.

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power to indemnify its directors, officers, employees and agents from expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of the fact such person were or are directors, officers, employees or agents of the Company, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the General Corporate Law of the State of Delaware provides that such person shall be indemnified against expenses (including attorney's fees) reasonably and actually incurred.

     The Company has indemnity agreements with its officers and directors to indemnify and provide advanced legal expenses as permitted by applicable law, the Certificate of Incorporation and Bylaws. Under the agreements, the Company will not indemnify or provide advance payments (i) for a violation of Section 16 of the Securities Exchange Act, or (ii) any other action where indemnification is not permitted by law.

ITEM  15.     ORGANIZATION  WITHIN  LAST  FIVE  YEARS

     The Company was incorporated on September 24, 1998 by Edward Skoda who became Principal Executive Officer and Director and appointed Judith Mide as the Secretary Treasurer and Director on October 5, 1998. Judith Mide resigned as an officer and director on April 15, 1999 and on April 2, 2001 Mr. Skoda resigned and was replaced by Fred Hawkins as Principal Executive Officer and Director. At the same time, Robin Brine became Principal Financial Officer and Director and Gerald Hardy became a Director. Edward Skoda resigned due to other business commitments which would not allow him to attend to the affairs of the Company. On April 15, 2003, Edward Skoda was again appointed a Director. On May 18, 2004, Gerald Hardy resigned as a Director and Robin Brine resigned as Chief Financial Officer, Secretary Treasurer and Director. They were replaced by Laurence Stephenson, who became Principal Executive Officer, President and Director, and Louise Murphy, who became Principal Financial Officer, Principal Accounting Officer, Secretary Treasurer and Director. Fred Hawkins remained as a Director. Officers and directors of the Company own shares of common stock of the Company pursuant to the transaction described in Item 19 - Certain Relationships and Related Transactions.

ITEM  16.     DESCRIPTION  OF  BUSINESS.

BUSINESS  DEVELOPMENT

     The Company was incorporated in the State of Delaware on February 29, 1998. On February 24, 1999, the Company "staked" the Tylerstone near Gold Bridge, British Columbia and has undertaken minor exploration programs on the Tylerstone during the last four years, other than in 2004, due to snow conditions in the area and paid the Ministry $3,081 to maintain the Tylerstone in good standing until February 24, 2005.

     The Company has not been a party to any bankruptcy, receivership or similar proceedings since its inception. The Company has not been involved in any reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

     The Company is in the pre-exploration stage and will be in the pre-exploration stage until it commences significant exploration activities. The Company will continue to be in the exploration stage until it achieves significant revenues from operations. In an exploration stage company, management devotes most of its activities exploring its mineral properties. There is no assurance that a commercially viable mineral deposit exists on the Tylerstone or any other mineral property acquired by the Company in the future. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined for the Tylerstone. The Company's ability to emerge from the exploration stage with respect to its planned principal business activity is dependent upon its ability to attain profitable operations. There is no guarantee the Company will be able to identify, acquire or develop mineral properties that will produce profitability. Moreover, if a potential mineral property is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation, and the Company may not be able to obtain such financing on terms which are satisfactory to it. There is substantial doubt regarding the Company's ability to continue as a going concern. The Company's plans for its continuation as a going concern include financing its operations through sales of its common stock. If the Company is not successful with its plans, investors could then lose all or a substantial portion of their investment.

     The Company has the rights to certain minerals on the Tylerstone but does not have the rights to any placer minerals (being mineral contained in the overburden which is above the hard rock) or to coal. The placer rights could be staked by the Company but management feels with limited overburden on the majority of the Tylerstone there is no need to do so at the present time. If, during the exploration program, placer minerals are found to be of value, the Company will immediately stake the Tylerstone for placer. Presently, no other parties have the rights to placer on the Tylerstone. In the Gold River area, there are no coal bearing properties. The land itself is not owned by the Company. The Company only the mineral rights thereon. The land is owned by the Crown; being the Province of British Columbia.

DISTRIBUTION  METHODS

     The Company has given no consideration to the method or methods of distribution to be used if it is able to discover a viable ore reserve on the Tylerstone. When and if this occurs the Company will engage the services of consultants who are experts in the distribution of minerals to determine the most efficient method available to it.

COMPETITIVE  BUSINESS  CONDITIONS  AND  THE  COMPANY'S  POSITION  IN  THE MINING
INDUSTRY

     Vast areas of Western Canada and the United States Pacific Northwest have been explored and in some cases staked through mineral exploration programs. Even so, there are vast areas which remain unexplored and available for 'staking'. The cost associated with either staking or re-staking a specific piece of property is relatively modest. Over the years, extensive literature has been prepared on numerous areas of mineralization thereby allowing a company to have an understanding of an area prior to staking. This allows a junior exploration Company to seek out and be competitive with other mining companies in obtaining properties subject to grass roots exploration. Often a junior exploration company, similar to the Company, undertakes the initial exploration work on its claim and if it is fortunate to find a commercially viable ore reserve it can either attract additional funding or search for a joint venture partner who has adequate funds to take the Tylerstone into production.

     Nevertheless, the Company is at a competitive disadvantage compared to established mineral exploration companies when it comes to being able to complete extensive exploration programs on the Tylerstone. In the future, if the Company is unable to raise further funds to carry on its exploration program, it might be forced to enter into a joint venture with another better financed company which will result in the Company's interest in the Tylerstone being substantially diluted.

SOURCES  AND  AVAILABILITY  OF  SUPPLIES  AND  RAW  MATERIALS

     Supplies required during the pre-exploration stage, being posts for marking areas on the claim, link chain for measuring out the grid on the claim, ribbon for marking the intersections and shovels and picks can all be obtained from Gold Bridge which is within 10 miles of the Tylerstone. At this stage, the Company does not require a source of raw materials since it is in the pre-exploration stage, being mainly in exploring and establishing geochemical grids on the Tylerstone, whereas once a trenching and drilling program is decided upon the Company will require such raw materials as cement for establishing a drill site, wood for the platform supporting the drill and for the base for the tent camp. Such raw materials are easily obtainable by the Company from local suppliers in Gold Bridge and if unavailable can be transported to the site within several days from Lillioet, British Columbia, some 50 miles east of the Tylerstone.

DEPENDENCE  ON  ONE  OR  A  FEW  MAJOR  CUSTOMERS

     The Company does not have any customers and may never have any customers if its Tylerstone does not have a viable ore reserve of commercial value on it.

AMOUNT  SPENT  ON  RESEARCH  AND  DEVELOPMENT

     The Company has not spent any money on research and development since its inception.

REQUIREMENTS  OF  GOVERNMENTAL  APPROVALS  AND  MINING  REGULATIONS

     The Company is not required to seek governmental approvals during its initial exploration phase when it is establishing a grid for subsequent soil and rock sampling. The property will not be distributed during this work. When the Company has completed the initial pre-exploration work, it will be required to file a "Statement of Work, Cash Payment, Rental" form with the Ministry. The Statement of Work sets forth the work done on the Tylerstone claim and the dollars expensed which will be credited to maintaining the Tylerstone in good standing for a period of time; normally for a period of twelve months if adequate work has been performed on the claim. The governmental charge for filing the Statement of Work is $140.

     When the Company is in Phase III (see page 37) and is contemplating its drilling program, it will apply for a "Reclamation Permit" and a "Safekeeping Agreement", complete the forms and submit them to the Ministry along with a deposit. The Company could establish a separate bank account in one of the five chartered banks having offices in Vancouver, British Columbia. The five chartered banks are the Bank of Nova Scotia, The Imperial Bank of Commerce, The Bank of Montreal, The Royal Bank of Canada and The Toronto-Dominion Bank. The Ministry will have to be appointed beneficiary of the funds held in the account. The Company projects the amount required for the deposit will be $2,700 and $3,850 respectively which will be determined by the Inspector of Mines when he has been able to review the Company's submission detailing its drilling activities. Within two weeks the Company should receive approval in writing from the Inspector of Mines. By having had the Company make this deposit the government is assuring that the Company will leave the Tylerstone in roughly the shape it was prior to the drilling. If the Company does not clean-up the site on the Tylerstone where either the trenching or drilling has occurred, the Ministry will use the Company's deposit to clean-up the site for the Company. The cost of doing this work by the Ministry will be between $0.55 to $0.77 per cubic meter of earth, trees and material moved.

     When the Company decides to undertake a trenching or drilling program on the Tylerstone, it will have to complete a "Notice of Work" specifying what work it is planning to undertake and pay a fee of $140. The Ministry normally takes approximately six weeks to review the work program and to approve it prior to the Company being able to undertaken the program. Normally all forms, being the Reclamation Permit and the Safekeeping Agreement can be filed at the same time thereby reducing the approval time to the six weeks mentioned above.

     The Company will have to adhere to the "Mineral Exploration Code - Part II Health, Safety and Reclamation Code for Mines" in British Columbia as described under the Mining Act. The Mineral Exploration Code was introduced by the government to protect employees and all other persons from undue risks to their health and safety arising out of or in connection with activities of mining and drilling, safeguarding the public from risks arising out of or in connection with mining activities and exploration, protecting and reclaiming the land and waterways affected by the activities of the Company. Adhering to the Mineral Exploration Code does not initially cost the Company any money since no deposit is required by the Ministry.

     During the trenching and drilling program, the Company will have to comply with the "Fire Prevention and Suppression Regulations of the Forest Practices Code of British Columbia Act". This Act gives specific guidelines relating to the use of open fires normally associated with camp stove and campfires. In addition, this Act gives guidelines on the use of explosives during the exploration program and in the event of forest closures due to the dry season how the Company should prepare itself to adhere to the rules. During the last several years the summer has been hot and dry resulting in numerous forest fires within the Province of British Columbia. The Company will have to ensure its exploration crew is informed at all times as to the current requirements by the Ministry and that in the event of forest closures that it immediately withdraws from the Tylerstone.

     The Company will be required to have an employee who has a First Aid Certificate on or near to the Tylerstone during an extensive exploration program. This might not happen during the initial program when the sampling grid is established, since there will be only two workers doing the work. Nevertheless, the Company will require both workers to carry a cellular telephone with the capabilities of being able to contact help in the town of Gold Bridge if an accident occurs. Normally during a drilling program the drilling company will have an individual on site who has a First Aid Certificate and carries a First Aid Kit with him at all times.

     The Tylerstone, in certain areas, is covered by large trees which might be required to be cut during the drilling program to allow for a drilling platform to be established. The Company will have to apply to the Ministry of Forestry for a "License to Cut" and pay a fee of $150. The approval time for a "License to Cut" is estimated at approximately two weeks. In the event the drilling platform is situated in an area of small shrub style trees of no commercial value, no license to cut will be required.

     Water to reduce the heat during drilling will be supplied by the drilling company and can be obtained from nearby Truax Creek which flows through the Tylerstone or the two small lakes on the claim without causing any hardships to the marine life therein. If the lack of winter snow and rain results in reducing the water level in the lakes, the drilling company will have to have water transported to the Tylerstone.

     Access to the Tylerstone would be by Truax Creek Access Road or the Sheep Creek Access Road when there is no snow or heavy rain. To arrive at the claim itself would be done by snowshoes or snowmobile in the winter and by hiking in the warmer months. Supplies, drilling equipment and tent facilities would have to be transported to the Tylerstone by helicopter and assembled on the property. It is not worth the expense to build a road into the Tylerstone since there is no assurance any commercially viable ore reserve will be found.

     Upon completion of the drilling program, the drilling company will have the responsibility of cleaning up the site. This might entail planting small trees to replace the ones cut down and throwing grass seed around the areas where the ground was disturbed. This cost will be borne by the drilling company and will be included in the total fee charged to the Company.

     Laurence Stephenson has extensive exploration experience and is familiar with the regulations respecting the initial acquisition and early exploration of mining claims in British Columbia. The Company does expect there to be any additional costs associated with adhering to government mining regulations during the initial exploration stage other than mentioned above.


ENVIRONMENTAL  REQUIREMENT  IN  BRITISH  COLUMBIA

     The Company's exploration activities on the Tylerstone are subject to environmental regulations. Environmental legislation in Canada is working in a manner which may require structure standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.

1.     Environmental  Regulations  -  Federal
       --------------------------------------

     Within Canada most of the environmental regulations in force are under the Provincial rather than the Federal government. Therefore, the regulations federally do not affect the Company during its exploration program on the Tylerstone. For the most part, responsibility for the environment is a matter which falls under provincial, not federal, jurisdiction. As a result, federal legislation and regulations do not materially affect the Company's operations.

     A project will fall under the federal government's jurisdiction and be subject to the Canadian Environmental Assessment Act only if the Federal Government is:

     1.   involved  in  the  project  as  a  proponent;  or
     2.   providing  financial  assistance  to  the  project;  or
     3.   involved  in  the  project  as  a  vendor  of  land;  or
     4. involved in the project as a regulator of the project under a provision listed in federal regulations.

     None of these situations apply to the Company's operations and it does not expect to be subject to Canadian Environmental Assessment Act.

2.     Provincial  Environmental  Regulations
       --------------------------------------

     Environmental requirements in the Province of British Columbia are under the direction of the Provincial Government since both the local and Federal governments do not take an active part in administering the requirements of Bill 57 - Environmental Management Act (the "Environmental Act") which was passed after the third reading on October 21, 2003 and received Royal Assent on October 23, 2003.

     The basic principle under the above Environmental Act is that an individual or company should bear the cost of returning the land to its original state if they are responsible for the disturbance. This Environmental Act incorporates the idea that whoever benefits financially from the activities on a piece of property and contributes to its contamination should be liable for its clean-up. If an individual or company benefits they should not be unfairly enriched.

     In addition to this Act, the Company is subject to the Health, Safety and Reclamation Code for Mines in British Columbia, Canada (the "Code"). This Code addressed certain environmental issues through a series of regulations encompassing health and safety, archeological sites and exploration access. Basically this Code required that the Company be responsible to provide a safe work environment, no disruption of archeological sites and conduct its activities in a manner as to not cause any unnecessary damage to the Tylerstone.

     The Company will secure all necessary permits for exploration, if required, and will file final plans of operation prior to the commencement of any exploration other than the establishment of a sampling grid. At the present time, the Company anticipates no endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to the law. There will be no discharge of water into active streams, creeks, rivers or lakes and any other body of water regulated by the environmental law or regulation. Any portals, adits or shafts will be sealed. The estimated amount of the Reclamation Bond to be deposited with the Ministry will be approximately $7,700; used for cleanup in the event the Company does not do it. The Inspector of Mines has indicated to management the above amount is normally the maximum amount requested as a Reclamation Bond. Only by reviewing the Company's plans for exploration will a figure be determined by the Inspector of Mines. This amount could be considerably less than $7,700. Once the Company has completed its exploration work and submitted its report to the Ministry, the Inspector of Mines will examine the Tylerstone to ensure the cleanup has been performed as required. If he is satisfied with the results, the Reclamation
Bond  will  be  refunded  to  the  Company  as  soon  as  possible.

     The Federal Government does not take an active part in environmental issues in the mining industry unless a salmon spawning river is in danger. This is not the case with the Tylerstone. Local governmental agencies do not become involved with environmental issues since they rely upon the Provincial Government to ensure regulations are adhered to.

     Although compliance with such laws is not presently a significant factor in the Company's operations, it is possible that compliance with future changes in environmental regulations, if any, will adversely affect its operations.

FACILITIES  DURING  PRE-EXPLORATION  AND  DRILLING  PROGRAM

     During the pre-exploration and future drilling program, the Company will not build facilities to house the exploration and drilling crew since both the Company and the drilling company will provide tent facilities while the crews are located on the Tylerstone. Even though the town of Gold Bridge is within a short distance from the Tylerstone, the time to travel would have to be done by helicopter and the Company does not wish to incur this expense on a daily basis. Tent and camping equipment can easily be either rented or purchased from Vancouver and transported by helicopter to the site.

STAKING  OF  THE  TYLERSTONE

     The Tylerstone claim was "staked" by Edward Skoda, Director of the Company, on its behalf on February 24, 1999. "Staking" of a claim is the method used by the Ministry in verifying title to the minerals on Crown property. The individual staking a claim, known as the "staker," inserts a post or stake into the ground of unstaked property and defines this post as the corner post or "identification" post. A serial pre-numbered tag, purchased from the Gold Commissioner's office (a division of the Ministry), is affixed to the post and the date and time of inserting the post into the ground is recorded on it as well as the proposed name of the claim. The staker is required to walk a line in one direction from the stake and another line at 90-degree angle from the original walk starting at the corner post. The lines are walked for approximately 1,500 feet. Upon completion of these two walks, the staker records the number of units being staked upon the metal tag on the corner post. This information is recorded on a 4-foot Post Mineral Claim form and filed with the Ministry in Vancouver, British Columbia.

OTHER  MINERAL  PROPERTIES

     The Company has not identified any other mineral properties for staking and, therefore, has only the mineral rights on the Tylerstone.


REPORTS  TO  SECURITY  HOLDERS

     The Company intends to furnish its stockholders annual reports, which will include financial statements audited by independent accountants, and all other periodic reports as the Company may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

EMPLOYEES

     The  Company  does  not  currently  have  any  full  time  employees.

TITLE  TO  THE  TYLERSTONE

     The claim is recorded in the name of Edward Skoda, former Principal Executive Officer and a current Director of the Company. This was done to save the Company from having to obtain a Free Miners License from the Ministry. A Free Miners License has to be held by either a company or an individual before any work can be undertaken on a mineral claim. To obtain a Free Miners License, the Company would have to incorporate extra-provincially since a company incorporated outside of British Columbia cannot hold the rights to mineral claims unless it is registered in the Province. Initially, to avoid the cost of extra-provincially registering the Company and obtaining a Free Miners License, the Company recorded the claim under Mr. Skoda's Free Miners License. To protect the Company, Mr. Skoda signed a Bill of Sale Absolute which, when filed with the Ministry, changes ownership in the mineral rights on the Tylerstone to the Company.

     The Company will be making application in the future to obtain an extra-provincial registration and its own Free Miners License. Even though the Company has a signed Bill of Sale Absolute in its possession, it is exposed and might lose its interest in the Tylerstone. If Mr. Skoda transfers title to another person and that deed is recorded prior to recording of the Company's deed, that person would have superior title and the Company would have none. If that event occurs, however, Mr. Skoda will be liable to the Company for monetary damages for breach of his warranty to the title.

PROPERTY  DESCRIPTION,  LOCATION  AND  ACCESS

     The Tylerstone is located within the Lode Mineral Property near the town of Gold Bridge. The legal corner post (the "LCP") of the Tylerstone claim has been established through the witness post staking procedure. The LCP is located on the northern shore, of the largest of three ponds, at the headwaters of Truax Creek. The claim can be accessed by snowmobile and snowshoes from either Sheep Creek Access Road or the Truax Creek access road. Both of these roads can be accessed from the village of Gold Bridge.

     Tylerstone is located approximately 80 air-miles north-northeast of Vancouver, British Columbia, Canada. The property is approximately 1.25 miles north-northwest of Truax Mountain. Two northeast flowing creeks drain the east side of the property and flow into Truax Creek, which drains into Carpenter Lake.

     Access to Tylerstone is by helicopter from Pemberton, British Columbia or from Lillooet, British Columbia. Pemberton is 28 air-miles south-southwest of the property and Lillooet is 28 air-miles east-southeast of the property. There are several good helicopter-landing sites near the small lakes in the southwest corner of the property.

CLAIM  STATUS

     Tylerstone consists of a single ode mineral claim in the Lillooet Mining Division of British Columbia, covering an area of 1,235 acres. Claim information was obtained from the office of the Ministry as follows.

     Claim  Name        Tenure  No.    Units          Expiry Date
     -----------        -----------    -----          ------------

     Tylerstone          367927          20          February  24,  2005

     Over the years, the Company has undertaken certain work programs on the Tylerstone which are more fully described below. This has allowed the claim to be maintained in good standing since its original staking.

GEOLOGY

     It  should  be  noted  the  Ministry  has  posted  an  extremely  detailed publication on the metallurgy of the Bridge River area on their website. ( www.em.gov.vc.ca/mining/geosurv/minfile/mapareas/bridge.htm)
     ------------------------------------------------------

     The Tylerstone is underlain mainly by rocks of the Bridge River terrain; being greenstones (a field term applied to any compact dark-green altered igneous rock), cherty argillite (a hard, dense, dull, microcrystalline sedimentary rock consisting dominantly of interlocking crystals of quartz), limestone (a sedimentary rock consisting chiefly of calcium carbonate primary in the form of mineral chalk) and dioritic intrusives (a course-grained plutonic igneous rock which has formed itself into pre-existing rocks, either along some definite structural feature or by deformation and cross-cutting of the invaded rocks) in contact with ultramafic (an igneous rock composed mainly of mafic minerals) and basic intrusions to the southwest. Tylerstone area is rugged and in areas below tree line, forest cover is dense with thick undergrowth. These factors, combined with poor access, appear to have discouraged the intense prospecting which took place in other parts of the Bridge River area. Modern geological and geochemical exploration techniques followed up by excavator trenching allow effective exploration today.

CLIMATE  IN  THE  TYLERSTONE  AREA

     The winters can be harsh with many inches of snow during the months of October through to the end of March. Access to the Tylerstone during these months is extremely difficult and at some times impossible. During the months of April and May and again in September the climate is a mixture of rain and sleet. The rain can be heavy in the spring months thereby again making access to the Tylerstone difficult. The summers are normally hot and dry with a chance of forest closures by the Ministry of Forestry.

AREA  AND  LOCAL  MINERALIZATION

     The style of mineralization in the Bridge River area is similar to the Mother Lode camp of California. The two camps have similarities in ore, vein mineralogy, wall rock alterations (being the rock forming the walls of a drill hole) and wall rocks, and are similar in the association of the ore veins with the major fault along a belt of elongate serpentine bodies (having the qualities of being greasy or silky luster which feels slightly soapy) that flank the margins of granite batholiths (a large generally discordant plutonic mass comprising a course- grained igneous rock composed of greater than 20% quartz and feldspar that has more than 40 square miles of surface exposure and no known floor).

     An extensive fracture system (a general term for any break in a rock, whether or not it causes displacement, due to mechanical failure by stress) in the Bridge River have provided abundant channel ways for vein-forming solutions. It is speculated that the stresses caused by the intrusion of the granitic plutons (a medium coarse grained rock formed by solidification of molten material that originates within the Earth) resulted in shearing (a deformation resulting from stresses that cause or tend to cause contiguous parts of the body to slide relatively to each other in a direction parallel to the plane of contact) and led to the development of veins (a mineral which fills a fault or other fracture in the host rock, in tabular or sheet like form, often associated with replacement of the host rock).

CONCLUSION  AND  RECOMMENDATIONS

     Tylerstone is located in the Bridge River area, an area with historical importance in terms of gold production. Mineral exploration has been hampered in the area of Tylerstone because of the poor access and dense forest cover.

     Tylerstone warrants a modest Phase I exploration program ($16,500) of data acquisition, aerial photograph interpretation, base map preparation, prospecting and report writing. Contingent upon the success of this Phase I program, Phase II program ($66,000) of geochemical sampling, geological mapping, rock sampling and report writing is recommended. A Phase III program ($165,000) of trenching and/or diamond drilling and report writing is recommended, contingent upon the success of the Phase II program. A breakdown of the exploration steps under each Phase is indicated below.

Phase  1  -  Estimated  Cost:  $16,500
--------

-Acquisition of all property data on the Tylerstone and surrounding area and aerial photographs;
-Aerial  photographic  interpretation  and  base  map  preparation;
-Prospecting and the continuation of the existing grid system on the Tylerstone; -Submission to a geological laboratory samples, both soil and rock, obtained from the Tylerstone for assaying for gold, silver and other minerals; -A geological report prepared by an independent geologist on the findings and work undertaken on Phase I and recommendation regarding Phase II which will be presented to Laurence Stephenson for his review and presentation to the Board of Directors; and
-Preparation  of  assessment  report  to  be  filed  with  the  Ministry.

Phase I is expected to take 10 working days including preparation of the assessment report.

Phase  II  (Contingent  Upon  the  Success of Phase I) - Estimated Cost: $66,000
------------------------------------------------------

-Geochemical soil within the established grid system, where applicable; -Geological mapping and rock sampling in various areas of the Tylerstone; -Sample analysis for gold, silver and pathfinder elements (being the means which will lead the exploration crew to a deposit of a desired substance); -Preparation of geological report on the exploration activities of Phase II for submission to Laurence Stephenson for review and discussion with the Board of Directors; and
-Preparation  of  assessment  report  to  be  filed  with  the  Ministry.

Phase II is expected to take 25 working days including preparation of the assessment report.

Phase  III  (Contingent Upon the Success of Phase II) - Estimated Cost: $165,000
-----------------------------------------------------

-Trenching of defined targets which were identified under Phase II, where applicable;
-Diamond drilling in areas of interest (at this time the exact footage to be drilled is unknown);
-Sample analysis for gold and silver - will be done by fire assay at a recognized laboratory in Vancouver;
-Preparation of a geological report by an independent geologist based on the finding under Phase III and recommendation for consideration by Laurence Stephenson and the Board of Directors; and -Preparation of assessment report to be filed with the Ministry.

Phase III is expected to take 30 working days including preparation of the assessment report.

     The total cost of completing Phase I to III inclusive is approximately $247,500.

     Presently, the Company does not have the funds to either start or finish Phase I of the above work program on the Tylerstone. If no funds are received under this offering the Company will not be able to undertake any of the above Phases of work. The Tylerstone is in good standing until February 24, 2005 after which a payment of approximately $3,080 (being $154 per unit) will have to be made by the Company to maintain it in good standing for a further year. If no money is received under this offering, the directors will have to contribute funds to the Company to ensure that the Tylerstone does not lapse leaving the Company with no mineral property.

RECENT  EXPLORATION  WORK  ON  TYLERSTONE

Exploration  on  Tylerstone  -  February  2000
----------------------------------------------

     The Company did not perform any exploration work on the Tylerstone during this season but paid cash in lieu of work performed in the amount of $1,466 (being approximately $73 per unit for each of the 20 units) which maintained the claim in good standing until February 24, 2001.

     During the first three years, the assessment charge is Cdn. $100 per unit or US $73 per unit. In year four, the assessment value is doubled to Cdn. $200.00 per unit or US $146.

Exploration  on  Tylerstone  -  February  2001
----------------------------------------------

     The objective of this physical work program was to orient a grid system over the adit zone, saddle zone and east ridge zone. A total of $1,503 was spent on this exploration work as follows:

     (1) The prospector assessed the Tylerstone by helicopter from the town of Lillooet.

     (2) One of the objectives during this initial exploration program was to establish a grid system whereby future soil and rock samples could be obtained for assaying. No prospecting activities were undertaken due to the snow conditions.

     A general topographical reconnaissance was carried out to determine the best grid layout due to the extreme topography. Baseline station 0 + 000 N was located approximately 660 feet due east of the Legal Corner Post and oriented at Azimuth 360. The line was horizontally chained, and flagged with survey lathe every 330 feet to the station 0 + 800 N and then stations were established every 99 feet to station 1 + 040 N. Grid station X - lines were run at 0 + 920 N and 0 + 950 for 726 feet west. A total of 3,432 feet of baseline and 1,452 feet of X - lines were established as follow:





                Baseline                        0 + 000 N to 1 + 040 N end
                Adit . . . . . . . . . . . . .  0 + 815 N - 0 + 155 W
                Sample Line. . . . . . . . . .  0 + 920 N - 0 + 222 W end
                                                0 + 930 N - 0 + 210 W trench
                                                0 + 950 N - 0 + 178 W trench
                                                0 + 950 N - 0 + 200 W trench
                                                0 + 950 N - 0 + 220 W end




     The old exploration adit (a previous tunnel driven by the old prospectors following a vein structure) and three trenches were located for future exploration.

Exploration  on  Tylerstone  -  February  2002
----------------------------------------------

     The objective of this physical work program was to extend a grid system in preparation for a geochemical soil sampling program. A total of $1,416 was expended to establish 12,540 feet of sampling grid.

     Baseline station 1 + 200 N was carried to Station 2 + 000 N at AZ 32 degrees. The baseline was horizontally chained and flagged every 33 feet as follows:



           Baseline                 Station 1 + 200 N to 2 + 000 N             2,640 feet
           Grid Sample Lines        Baseline Extension 1 + 200 N to 2 +
.. . . . . . . . . . .                    000 N at an azimuth 32 degrees
                                    Baseline with stations flagged every
                                         33 feet for 2,640 feet
                                    Grid sample lines laid out every 99
                                         feet with sample stations flagged
                                         every 33 feet
                                    Stn 1 + 200 N to 0 + 100 W . . . . .         990 feet
                                    Stn 1 + 300 N to 0 + 100 W .                 990 feet
                                    Stn 1 + 400 N to 0 + 100 W . . .             990 feet
                                    Stn 1 + 500 N to 0 + 100 W .                 990 feet
                                    Stn 1 + 600 N to 0 + 100 W .                 820 feet
                                    Stn 1 + 700 N to 0 + 200 W .               1,155 feet
                                    Stn 1 + 800 N to 0 + 200 W .               1,320 feet
                                    Stn 1 + 900 N to 0 + 200 W .               1,320 feet
                                    Stn 2 + 000 N to 0 + 200 W .               1,320 feet
                                                                              ------------
                                    Total. . . . . . . . . . . . .            12,535 feet
                                                                              ===========


Exploration  on  Tylerstone  -  February  2003
----------------------------------------------

     The objective of the physical work program for 2003 was to extend the grid system established in 2002 and 2003. A total of $2,816 was expended establishing 21,285 feet of sampling grid.

     Baseline Station 2 + 000N was carried to 3 + 600N at AZ 32 degrees. The baseline was horizontally chained and flagged every 33 feet.



         Baseline                   Station 2 + 000N to 3 + 600N                 5,280 feet
         Grid Sample Lines          Grid sample lines laid out every
                                        333 feet with sampling stations
.. . . . . . . . . . .                   flagged every 33 feet
                                    Stn 2 + 000N to 0 + 310W
                                                    0 + 150E.                    1,518 feet
                                    Stn 2 + 200N to 0 + 290W
                                                    0 + 140E.                    2,508 feet
                                    Stn 2 + 300N to 0 + 230W
                                                    0 + 160E.                    1,914 feet
                                    Stn 2 + 400N to 0 + 230 W
                                                    0 + 120 E                    1,155 feet
                                    Stn 2 + 500N to 0 + 170W
                                                    0 + 80E .                      825 feet
                                    Stn 2 + 600N to 0 + 130W
                                                    0 + 140E.                      891 feet
                                    Stn 2 + 700N to 0 + 340W
                                                    0 + 200E.                    1,782 feet
                                    Stn 2 + 800 N to 0 + 330 W
                                                     0 + 240E                    1,881 feet
                                    Stn 2 + 900N to 0 + 320W
                                                    0 + 260E.                    1,914 feet
                                    Stn 3 + 000N to 0 + 260W
                                                    0 + 230E.                    1,617 feet
                                                                                ------------
  Total. . . . . . . . . . . . . . . .                                          21,285feet
                                                                               =============

Exploration  on  Tylerstone  -  February  2004
----------------------------------------------

     Due to heavy snow conditions in January and February 2004 on the Tylerstone, the Company could not access the claim. Therefore, it was required to pay cash in lieu of exploration for work not done in the amount of $3,081. This amount was paid to the Ministry and maintained the Tylerstone in good standing until February 24, 2005.

COMPANY'S  MAIN  PRODUCT

     The Company does not currently have and may never have a main product if the Company is unsuccessful in its exploration of the Tylerstone. The Company's main product may be the sale of gold and silver that can be extracted from the Tylerstone when, and if ever, a commercially viable ore reserve is discovered. There is no assurance a commercially viable ore reserve will ever be identified and whether, if identified, it will be of the size and grade to be economically feasible.


COMPANY'S  SMELTER  FACILITIES

     The Company has no plans to construct a mill or smelter on the Tylerstone since there is a private mill located 10 miles from it in the town of Gold Bridge which is presently milling its own ore. By the time the Company identifies a commercially viable ore reserve the mill near Gold Bridge might be at full capacity which would result in the Company transporting its ore to another mill located in British Columbia. This additional transportation might result in it being unprofitable for the Company to consider. No arrangement to date has been made with the mill owners to use their milling services.

ITEM 17.  MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION

     The following discussion and analysis explains the major factors affecting the Company's results of operations for the years ended August 1999 to 2004 and the variance of results between periods. The following discussion of the Company's financial condition and results of operations should be read along with the financial statements and notes to the financial statements included elsewhere in this prospectus.

     The Company is a start-up, pre-exploration stage company and has not yet generated or realized any revenues from its business operations. The Company must raise cash in order to implement its plan and stay in business.

     The Company's continued existence and plans for future growth depend on its ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. The Company may not be able to continue for the next 12 months unless it obtains the required capital to pay for its expenses. The Company's management has not made a commitment of financial support to meet the Company's obligations and the Company has not generated any revenues and no revenues are anticipated unless and until mineralized material is discovered, if ever, on the Tylerstone. Accordingly, the Company must raise cash from other than the sale of mineralized materials.
The Company will be conducting exploration activities with respect to the Tylerstone.

(A)     PLAN  OF  OPERATIONS

     While management believes the Tylerstone has value and opportunity for further exploration, the Company is in the pre-exploration stage and therefore has not yet generated or realized any revenues from its business operations. There is no assurance the Company will have successful operations. Presently, the Company has no historical financial information upon which to base an evaluation of its performance. It is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of the Tylerstone and possible cost overruns due to price and cost increases in services.

     The Company is attempting to raise the funds necessary for the exploration of the Tylerstone. The money raised in this offering will be first applied to paying the offering expenses of approximately $26,100 and next to undertake exploration activities on the Tylerstone. The Company estimates that it will need approximately $33,775 to pay for on-going operational expenses. If the Company is not successful in raising any funds from this offering, management will have to consider other means of obtaining working capital. If investors are not attracted to this offering the directors will have to contribute funds to the Company to maintain the Tylerstone in good standing and to pay immediate accounts payable such as amounts owed to the accountant, independent accountants, the transfer agent and annual payments to the State of Delaware. There is no commitment or agreement with the officers and directors to provide any funds to the Company. If the Company cannot raise any money or only a modest amount of money under this offering, the present and future investors may lose their total investment in the Company and the Company may cease to be an ongoing concern. Presently, the Company has not made any additional arrangements to raise money from any sources other than through this offering.

     During Phase I, Laurence Stephenson will evaluate the results of the exploration program on the Tylerstone and will present to the Board of Directors his recommendation as to whether or not the Company should proceed with further exploration. If his evaluation is to undertake no further exploration work on the Tylerstone, the claim will be allowed to lapse at it anniversary date. Upon the occurrence of such an event, the Company will have to consider identifying another mineral property.

     After the completion of Phase II, Laurence Stephenson, in association with an independent geologist, will decide where the diamond drill holes are to be placed and the angle of drilling. There are numerous drilling companies in British Columbia who would be prepared to undertake a drilling program for the Company. For example, Connors Drilling Ltd. of Kamloops, Foundex Explorations Ltd. of Surrey, Beck Drilling & Environmental Services of Richmond or Drillwell Enterprises Ltd. of Burnaby. Until the completion of Phase II, Laurence Stephenson will not make a decision upon which drilling company to use. The decision will partly be based on per foot price and availability of drilling equipment. No decision has been made as to what drilling rig will be acceptable since the footage required to be drilled at this time is unknown. The drill cost is estimated at between $20 to $30 per foot. This price includes mobilization of the drill (transporting the drill to the Tylerstone and setting it up for drilling) and de-mobilization (the removal of the drill and cleaning the site drilled so that it is roughly in the same condition as prior to the drilling), payment of the drillers and setting up of a tent camp and providing food. The drilling cost might be at the upper end, being $30 per foot, due to having to be transported to the Tylerstone by way of helicopter.

     The Company will not buy or sell any plant or significant equipment within the next twelve months. The Company does not intend to hire any employees within the next twelve months.

     To date the Company has concentrated on the Tylerstone but, in the future, the Company intends to investigate other exploration properties to determine which ones are of merit and are of interest to the Company. Subject to the availability of financing, the Company intends to increase its inventory of exploration properties and, if acceptable to management, enter into joint venture agreements with other exploration companies to explore various mineral claims it has identified.

(B)    ANALYSIS  OF  FINANCIAL  CONDITIONS  AND  RESULTS  OF  OPERATIONS

     The following represents an analysis of expenses incurred for the years ended August 31, 1999 through to August 31, 2004:


                                                                                  TOTAL TO
                       Aug. 31   Aug. 31   Aug. 31   Aug. 31   Aug. 31   Aug. 31   AUG. 31
                        2004       2003      2002      2001      2000      1999      2004
                      ---------  --------  --------  --------  --------  --------  --------

Accounting and audit  $   2,200  $  2,200  $  2,200  $  2,200  $  2,200  $  2,200  $ 13,200
Bank charges . . . .          -        24        94        72        88        73       351
Consulting . . . . .      5,000         -         -         -         -         -     5,000
Exploration. . . . .      3,081     2,816     1,417     1,503     1,467         -    10,284
Filing fees. . . . .        175       175       213       275       125       125     1,088
Franchise taxes. . .         60       109        28       100       100        50       447
Geological report. .          -         -         -         -       946         -       946
Incorporation
Cost written-off . .          -         -         -         -         -       670       670
Management fees. . .      6,000     6,000     6,000     6,000     6,000     6,000    36,000
Office . . . . . . .        396       294       416         -       124        62     1,292
Rent . . . . . . . .      4,200     4,200     4,200     4,200     4,200     4,200    25,200
Staking fees . . . .          -         -         -         -         -       380       380
Telephone. . . . . .      2,400     2,400     2,400     2,400     2,400     2,400    14,400
Transfer
agent's fees . . . .      2,358     1,942     1,715     1,808     1,293     1,655    10,771
                      ---------  --------  --------  --------  --------  --------  --------

Total. . . . . . . .  $  25,870  $ 20,160  $ 18,683  $ 18,558  $ 18,943  $ 17,815  $120,029
                      =========  ========  ========  ========  ========  ========  ========


YEARS  ENDED  AUGUST  31,  1999  TO  2004

     During the six years ended August 31, 2004, the Company was relatively dormant other than maintaining the Tylerstone in good standing. Over these years there have been changes in directors and officers due to some of the directors not completely focusing their attention on the activities of the Company due to their other business commitments.

     Accounting and audit fees are constant each year at $2,200; being $1,200 for in-house accounting services and $1,000 for the independent accountants. In 2002, the Company advanced $800 to an accounting firm in anticipation of work being done. No work was done and the funds were never returned.

     During the year ended August 31, 2004, to maintain the Tylerstone in good standing, the Company paid $3,081 to the Ministry rather than undertaking an exploration program on the claim. Management decided, due to the snow conditions, it would be more prudent to pay cash-in-lieu rather than take a chance of the possibility of injuring a member during the exploration.

     In prior years, the Company has incurred exploration expenses on the Tylerstone claim by undertaking the establishment of various sampling grids on the property. During the first three years, the Company was required to spend on assessment work approximately $73 per unit for a total of approximately $1,500 (this amount will vary since it is payable in Canadian funds at the rate of $100 and conversion rates differ daily). After three years, the Company was required to pay $146 per unit for a total of approximately $3,000. Other than in 2004, the Company undertook a small exploration program rather than pay the required money directly to the Ministry.

     Filing fees relate to fees payable to The Company Corporation located in the State of Delaware to act as the registered office for the Company. In 2001, the Company incurred an additional charge to reinstate it into good standing.

     Franchise taxes vary each year due to late filing and interest charges imposed by the State of Delaware. In the earlier years the franchise tax was $50 per year but increased in 2003 to $60.

     In the year 2000, the Company engaged the services of a professional geologist to prepare a report on the Tylerstone claim and to recommend certain work programs. This program is contained on page 37 of this prospectus.

     The cost of incorporation was written off in the year of incorporation and not amortized over the expected life of the Company.

     Management fees were initially accrued for the benefit of Edward Skoda, former President of the Company from its inception to end of March 2001 at $500 per month. With the departure of Mr. Skoda, the Company accrued donated executive compensation at a similar rate per month with an offsetting credit to Capital in Excess of Par Value. In May 2004, the Directors approved a management fee to Mr. Skoda in the amount of $500 per month. The donated executive compensation will not be paid in either cash or shares to any party.

     Donated rent was accrued at the rate of $350 per month from the date of inception to December 31, 1999 which was credited to Capital in Excess of Par Value. For the period from January 31, 2000 to December 31, 2002, the Company rented shared office space at the rate of $350 per month. Subsequently to December 31, 2002, the Company has recognized donated rent by accruing it to Capital in Excess of Par Value. Management feels the amount of rent accrued fairly represents the market value for shared office space in Vancouver, British Columbia.

     Donated telephone charge was accrued at the rate of $200 a month for the period from inception of the Company to December 31, 1999. For the period from January 31, 2000 to December 31, 2002, the Company was charged $200 per month for use of a telephone in the office space it was renting. Subsequent to December 31, 2002, the Company has accounted for telephone charges as donated charges since it does not have its own telephone number any longer.

     The transfer agent annual fees are $1,200 per month. Amounts each year above this fee represents interest charges other than in 1999 when the transfer agent issued the shares to the Company's original shareholders.

(C)     LIQUIDITY  AND  CAPITAL  RESOURCES

     There is limited historical financial information about the Company upon which to base an evaluation of its performance. The Company is a pre-exploration stage company and has not generated any revenues from operations.

     The Company's continued existence and plans for future growth depend on its ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. The Company will need to raise capital to fund normal operating costs and exploration efforts. If the Company is not able to generate sufficient revenues and cash flows or obtain alternative funding, it will be unable to continue as a going concern. As disclosed in the report of the independent auditors on the Company's financial statements provided elsewhere in this prospectus, its recurring losses and negative cash flows from operations raises substantial doubt about the Company's ability to continue as a going concern.

     As at August 31, 2004, the Company had no assets, and $77,179 of liabilities of which $27,760 were due to the related parties. Amounts owed to related parties have no specific terms of repayment and bear no interest.

     Management estimates the following cash will be required during the forthcoming twelve months to meet on-going operational expenses:

          Offering  expenses  (page  12)               $  26,100
          Accounting  and  audit                           2,200
          Exploration  costs  (i)                          3,000
          Filing  and  franchise  fees                       275
          Miscellaneous                                    1,000
          Transfer  agent                                  1,200
                                                         -------
               Estimated  cash  requirements           $  33,775
                                                          ======

     (i) This assumes no funds raised under this offering and the Tylerstone is maintained in good standing.

     Management does not believe the Company's operations have been materially affected by inflation.

(D)     OFF-BALANCE  SHEET  ARRANGEMENTS

     As of November 30, 2004, the Company does not have any off-balance sheet arrangements.

ITEM  18.     DESCRIPTION  OF  PROPERTY.

     The Tylerstone claim has more fully been described under "Property Description, Location and Access" on page 35.

OFFICES

     The Company's executive offices are located in 1136 Martin Street, White Rock, British Columbia. The office is located in the personal residence of Laurence Stephenson. There is no charge to the Company by Mr. Stevenson but the

Company has accrued donated rent expense in its accounts. Presently, the Company is not anticipating incurring any actual expense for an office until such time as management feels the Company has significant activity to warrant an office and the funds are available.

INCORPORATION  IN  THE  STATE  OF  DELAWARE

     The Company incorporated in the State of Delaware rather than British Columbia for tax reasons. For example, both the Federal and Provincial Governments impose tax on any profits made. This corporate tax could range as high as 51% of net income. In addition the Province of British Columbia has an annual capital tax based on the number of shares outstanding. By having a Delaware-based company, the Company, if it ex-provincially incorporates in British Columbia, will only be subject to a 15% withholding tax as set forth in the Canada/US Tax Treaty.

INVESTMENT  POLICY

     The Company is not limited on the percentage of assets which may be invested in any one investment or mineral property. A disposal of a major asset would result in the Board of Directors seeking shareholder approval since this would ensure no subsequent shareholder action could be brought against the Company and its directors and officers. The Company's policy is to acquire assets, being mainly mineral properties, primarily for income in the future rather than capital gains. It is the intention of the Company to explore and develop, if warranted, the Tylerstone in hopes of eventually developing it into income producing property from the sale of the minerals contained thereon.

OTHER  PROPERTY

     The  Company  does  not  own  any  properties  other  than  the Tylerstone.

ITEM  19.     CERTAIN  RELATIONSHIPS AND RELATED TRANSACTIONS.

     Prior to the offering, the Company has never filed a prospectus as specified under Section 10(a) of the Securities Act of 1933. Initially, the Company raised funds from its officers and directors, relatives, friends and business associates as more fully described below.

     On February 1, 1999, Edward Skoda, former President, subscribed for 100,000 shares at $0.001 per share. On February 10, 1999, Judith Mide, Secretary Treasurer, subscribed for 10,000 shares at $0.01 per share. In both cases, the consideration paid was cash. Upon the resignation as the Secretary Treasurer and Director, Judith Mide sold her shares to a third party who was not or has not been an officer or director of the Company. Upon the resignation of Edward Skoda, he sold his shares to a third party who was not an officer or director of the Company or ever has been. Upon the appointment of Fred Hawkins as the Principal Executive Officer and Director of the Company in April 1, 2002, he purchased 100,000 common shares from a former shareholder of the Company who was not an officer or director.

     In  April  2,  2001,  with  the  appointment  of  Robin  Brine as Secretary
Treasurer and Director, she purchased 10,000 shares at a price of $0.01 per share for cash consideration from a former shareholder. At the same time, Gerald Hardy, a former Director, acquired 100,000 shares at a price of $0.001 per share for cash consideration from a former shareholder.

     In October, 2001, the Company issued an additional 900,000 shares to Fred Hawkins for a consideration of $0.001 per share. The consideration paid by Fred Hawkins was cash.

     In June 2004, Fred Hawkins gifted 750,000 restricted shares to his three directors, Laurence Stephenson, Louis Murphy and Edward Skoda, which resulted in each of them acquiring 250,000 shares. This allowed each of the other shareholders to have a shareholding and thereby give them an incentive to become actively involved in the affairs of the Company.

     All of the above share issuances were restricted since they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. After the shares have been held for one year, the holders of these shares could sell a percentage of their shares every three months based on 1% of the outstanding stock in the Company. Therefore, the shares could be sold after the expiration of one year in compliance with the provisions of Rule 144. There are "stop transfer" instructions placed against these shares and a legend is imprinted on each stock certificate.

     Some of the Directors of the Company are directors and officers of other companies (See Item 10 - Directors, Executive Officers, Promoters and Control
Persons). Therefore, conflicts of interest may arise between their duties as directors of the Company and as directors and officers of other companies. All such possible conflicts will be disclosed and the directors concerned will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed on them under the laws of the State of Delaware.

     All officers and the director are aware of their fiduciary responsibilities under corporate law, especially insofar as taking advantage, directly or indirectly, of information or opportunities acquired in their capacities as officers and directors of the Company. Any transaction with officers or directors will only be on terms consistent with industry standards and sound business practice in accordance with the fiduciary duties of those persons to the Company, and depending upon the magnitude of the transactions and the absence of any disinterested Board members, the transactions may be submitted to the shareholders for their approval in the absence of any independent Board members.

     Both Fred Hawkins and Edward Skoda have advanced money to the Company over the last several years in the aggregate amount of $27,760 as follows:



                               Edward      Fred      Total
Advances                        Skoda     Hawkins   Advances
----------------------------  -------    --------  ---------
August 31, 1999:
   Management fees (i) . . .  $ 6,000   $      -   $   6,000

August 31, 2000:
   Management fees . . . . .    6,000          -       6,000
   Cash advance to Company .    2,000          -       2,000

August 31, 2001:
   Management fees . . . . .    3,500          -       3,500
   Cash advance to Company .        -        230         230

August 31, 2002:
   Cash advance to Company .        -      2,030       2,030

August 31, 2003:
   Exploration fees unpaid .    1,575          -       1,575
   Cash advance to Company .        -      1,240       1,240

August 31, 2004:
   Management fees . . . . .    2,000          -       2,000
   Advance for exploration .        -      3,185       3,185
                              -------   --------   ---------

Total advances by Directors.  $21,075   $  6,685   $  27,760
                              =======   ========   =========

     (i) Edward Skoda has not been paid for management fees charged to the Company.

     The above noted advances have no specific terms of repayment and bear no interest. If an annual compound interest rate of 5% had been used, the amount of interest due and payable would have been $5,923.

     The Company has not entered into any transactions with a related party other than a monthly management fee of $500 payable to Edward Skoda. Management does not know of any other transaction it will be entering into with related parties. It is the intention of the Company to deal with third parties in all its acquisitions of exploration claims in the future.

     The Company has had no transactions with any promoter or promoters since its inception. Nothing of value, including money, property, contracts, options or rights of any kind has been received or will be received by a promoter, director or indirectly from the Company which is not disclosed in this prospectus.

ITEM  20.     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

PRINCIPAL  MARKETS  OR  MARKETS  WHERE  SHARES  ARE  TRADED

     There is no public trading market for the securities of the Company. The Company is neither a reporting issuer in the United States nor a publicly traded company on any stock exchange. Therefore, there is no trading range in the Company's shares. Subsequent to the effective date of the Company's Registration Statement, it is anticipated that one or more broker dealers may make a market in its securities over-the-counter, with quotations carried on the National Association of Securities Dealers, Inc.'s "OTC Bulletin Board". However, there is no assurance the Company will ever be quoted on the OTC
Bulletin  Board  or  any  other  exchange.

OUTSTANDING  OPTIONS,  WARRANTS  AND  CONVERSION  PRIVILEGES

     No shares issued or outstanding are subject to any outstanding options, warrants or are convertible into other shares of the Company.

PUBLIC  OFFERING  BY  THE  COMPANY

     The Company is offering a maximum of 3,000,000 common shares of its stock at a price of $0.10 per share. There is no minimum number of shares being offered hereunder (see Item 5 - Use of Proceeds and Item 6 - Determination of Offering Price).

SHARES BEING OFFERED PURSUANT TO AN EMPLOYEE BENEFIT PLAN OR DIVIDEND REINVESTMENT PLAN

     The Company is offering no shares pursuant to an employee benefit plan or a dividend reinvestment plan, or any equity compensation plans.

HOLDERS  OF  RECORD  OF  COMMON  SHARES

     There are 42 stockholders of record, including the four officers and directors.

SHARES  WHICH  COULD  BE  SOLD  PURSUANT  TO  RULE  144

     The number of shares which are restricted shares are the 1,200,000 shares issued to officers, directors and relatives sharing the same residence as noted on page 18. These share certificates have a legend stamped on each of the share certificates restricting their transfer. Presently, under Rule 144, the number of shares which could be sold, if an application were to be made, is 21,200 (based on 1 percent of the issued and outstanding shares at the present time).

DIVIDENDS

     No cash or stock dividends have ever been declared by the Company since its inception and it is extremely doubtful that any will be declared in the immediate future, if at all.

ITEM  21.     EXECUTIVE  COMPENSATION

     Other than Edward Skoda who received $500 per month in compensation from the date of inception to March 31, 2001 for a total of $15,500, none of the other officers and directors has received compensation since the Company's inception. To date, the Company has not paid in either cash or shares the amount owed to Edward Skoda for the above compensation accrued to him. There is no interest payable on the outstanding amount.

     On May 18, 2004, the Directors passed a Consent Resolution whereby they approved a management fee of $500 per month to Edward Skoda commencing May 1, 2004 for services to be rendered regarding administration of the Company and assisting in the exploration of the Tylerstone. No formal contractual agreement between Mr. Skoda and the Company was entered into relating to this compensation arrangement.

     There are no stock options outstanding as at October 31, 2004 and no options have been granted in 2004, but it is contemplated in the future the Company may issue stock options in the future to officers, directors, advisers and future employees.

     No director or officer is indebted to the Company and none have borrowed any funds from the Company.

     The Company has no defined benefit pension plan or any long-term incentive plan that provides annual benefits to any directors and officers.

     Except for the payment of the management fee to Edward Skoda, the Company has not entered into any employment plan or arrangement, including payments to be received from the Company either currently or in the future as a result of resignation, retirement or any other termination of the Company's officers and directors.

     There exist no plans or arrangements for a change-in-control of the Company.

ITEM  22.     FINANCIAL  STATEMENTS

MADSEN  &  ASSOCIATES,  CPA's  INC.             684  East  Vine  Street,  #3
-----------------------------------               Murray,  Utah,  84107
Certificate  Public  Accountants  and
    Business  Consultants  Board                  Telephone  (801)  268-2632
                                                      Fax  (801)  262-3978

Board  of  Directors
Tylerstone  Ventures  Corporation
Vancouver  B.  C.  Canada

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Tylerstone Ventures Corporation (pre-exploration stage company) at August 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended August 31, 2004 and 2003 and the period September 24, 1998 (date of inception) to August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tylerstone Ventures Corporation at August 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2004 and 2003 and the period September 24, 1998 (date of inception) to August 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Salt  Lake  City, Utah                    /s/  "Madsen & Associates, CPA's Inc."
November  5,  2004

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                                 BALANCE  SHEET

                                 August 31, 2004





ASSETS
CURRENT ASSETS

    Cash. . . . . . . . . . . . . . . . . . . . . . . . .  $        -
                                                           -----------

          Total current Assets. . . . . . . . . . . . . .  $        -
                                                           ===========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES

    Accounts payable - related party. . . . . . . . . . .  $   27,760
    Accounts payable. . . . . . . . . . . . . . . . . . .      49,419
                                                           -----------

          Total Current Liabilities . . . . . . . . . . .      77,179
                                                           -----------

STOCKHOLDERS' DEFICIENCY

     Common stock
           25,000,000 shares authorized, at $0.001 par
           value, 2,120,000 shares issued and outstanding       2,120

     Capital in excess of par value . . . . . . . . . . .      40,730

     Deficit accumulated during the pre-exploration stage    (120,029)
                                                           -----------

           Total Stockholders' Deficiency . . . . . . . .     (77,179)
                                                           -----------

                                                           $        -
                                                           ===========




   The accompanying notes are an integral part of these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                           STATEMENTS  OF  OPERATIONS

                For the Years Ended August 31, 2004 and 2003 and the Period September 24, 1998 (Date of Inception) to August 31, 2004





                                                             SEPT. 24,
                                                              1998 TO
                              AUGUST 31,     AUGUST 31,      AUGUST 31,
                                2004            2003           2004
                            ------------  -----------------  -----------
SALES. . . . . . . . . . .  $         -   $           -   $        -

EXPENSES . . . . . . . . .       25,870          20,160      120,029
                            ------------     ----------   -----------

NET LOSS . . . . . . . . .  $   (25,870)  $     (20,160)  $ (120,029)
                            ============   =============  ===========



NET LOSS PER COMMON SHARE

     Basic and diluted . .  $      (.01)  $        (.01)
                            ============     ===========


AVERAGE OUTSTANDING SHARES

     Basic . . . . . . . .    2,120,000          2,120,000
                            ============        ===========


   The accompanying notes are an integral part of these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
        Period September 24, 1998 (Date of Inception) to August 31, 2004



                                                              CAPITAL IN
                                            COMMON     STOCK   EXCESS OF    ACCUMULATED
                                            SHARES    AMOUNT   PAR VALUE      DEFICIT
                                          ----------  -------  ----------  -------------
BALANCE, SEPTEMBER 24, 1998
    (date of inception). . . . . . . . .           -  $     -  $        -     $      -

Issuance of common stock for cash
    At $0.001 per share - April 2, 1999.     950,000      950           -            -

Issuance of common stock for cash
    At $0.01 per share - April 9, 1999 .     270,000      270       2,430            -

Capital contributions - expenses . . . .           -        -       6,600            -

Net operating loss for the period ended
     August 31, 1999 . . . . . . . . . .           -        -           -      (17,815)

Capital contributions - expenses . . . .           -        -       2,200            -

Net operating loss for the year ended
    August 31, 2000. . . . . . . . . . .           -        -           -      (18,943)

Capital contributions - expenses . . . .           -        -       2,500            -

Net operating loss for the year ended
     August 31, 2001 . . . . . . . . . .           -        -           -      (18,558)

Issuance of common stock for cash at
    $0.001 per share - October  2001 . .     900,000      900           -            -

Capital contributions - expenses . . . .           -        -       6,000            -

Net operating loss for the year ended
    August 31, 2002. . . . . . . . . . .           -        -           -      (18,683)

Capital contributions - expenses . . . .           -        -      10,400            -

Net operating loss for the year ended
    August 31, 2003. . . . . . . . . . .           -        -           -      (20,160)

Capital contribution - expenses. . . . .           -        -      10,600            -

Net operating loss for the year ended
   August 31, 2004 . . . . . . . . . . .           -        -           -      (25,870)
                                          ----------  -------  ----------   -----------

BALANCE AS AT AUGUST 31, 2004. . . . . .   2,120,000  $ 2,120  $   40,730  $ ( 120.029)
                                          ==========  =======  ==========   ===========



    The accompanying notes are an integral part of these financial statements

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                             STATEMENT OF CASH FLOWS

             For the Years Ended August 31, 2004 and 2003 and Period
            September 24, 1998 (Date of Inception) to August 31, 2004





                                                                                       SEPT. 24, 1998
                                                                                             TO
                                                           AUGUST 31,      AUGUST 31,     AUGUST 31,
                                                              2004            2003           2004
                                                        ----------------  ------------  --------------
CASH FLOWS FROM
OPERATING ACTIVITIES:
     Net loss. . . . . . . . . . . . . . . . . . . . .  $       (25,870)  $   (20,160)  $    (120,029)

     Adjustments to reconcile net loss to
          net cash provided by
          operating activities:

          Changes in accounts payable. . . . . . . . .           15,270         9,736          77,179
          Capital contributions - expenses . . . . . .           10,600        10,400          38,300
                                                        ----------------  ------------  --------------

               Net Change in Cash from Operations. . .                -           (24)         (4,550)
                                                        ----------------  ------------  --------------

CASH FLOWS FROM
      FINANCING ACTIVITIES:

          Proceeds from issuance of
               common stock. . . . . . . . . . . . . .                -             -           4,550
                                                        ----------------  ------------  --------------

     Net Increase (Decrease) in Cash . . . . . . . . .                -           (24)              -

     Cash at Beginning of Period . . . . . . . . . . .                -            24               -
                                                        ----------------  ------------  --------------

     CASH AT END OF PERIOD . . . . . . . . . . . . . .  $             -   $         -   $           -
                                                        ================  ============  ==============

SCHEDULE OF NON CASH OPERATING
       ACTIVITIES

     Contribution to capital - expenses - 1999 to 2004                                  $      38,300
                                                                                               ======



   The accompanying notes are an integral part of these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS
                                 August 31, 2004


1.     ORGANIZATION

     The Company was incorporated under the laws of the State of Delaware on September 24, 1998 with the authorized common stock of 25,000,000 shares at $0.001 par value.

     The Company was organized for the purpose of acquiring and developing mineral properties. At the balance sheet date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and has not reached the development stage and is considered to be in the pre-exploration stage.

     Since its inception the Company has completed private placement offerings of 2,210,000 shares for $4,550.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Accounting  Methods
     -------------------

     The Company recognizes income and expenses based on the accrual method of accounting.

     Dividend  Policy
     ----------------

     The  Company  has  not yet adopted a policy regarding payment of dividends.

     Earnings  (Loss)  Per  Share
     ----------------------------

     Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
     (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if the shares had been issued on the exercise of the common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

     Estimates  and  Assumptions
     ---------------------------

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS
                                 August 31, 2004

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

     Income  Taxes
     -------------

     The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be reversed. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

     On August 31, 2004 the Company had net operating losses available for carry forward of $120,029. The income tax benefit of approximately $36,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover will expire in 2019 through 2024.

     Unproven  Mineral  Claim  Costs
     -------------------------------

     Cost of acquisition, exploration, carrying and retaining unproven properties are expensed as incurred.

     Environmental  Requirements
     ---------------------------

     At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

     Financial  Instruments
     ----------------------

     The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

     Financial  and  Concentration  Risk
     -----------------------------------

     The Company does not have any concentration or related financial credit risk.

     Revenue  Recognition
     --------------------

     Revenue is recognized on the sale and delivery of product or the completion of services provided when and if revenue is received. There can be no assurance that any revenue will be received.

                         TYLERSTONE VENTURES CORPORATION
                         (Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS
                                 August 31, 2004


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

     Advertising  and  Market  Development
     -------------------------------------

     The Company will expense any advertising and market development costs as incurred.

     Recent  Accounting  Pronouncements
     ----------------------------------

     The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.     SIGNIFICANT  TRANSACTIONS  WITH  RELATED  PARTY

     Officers-directors have acquired 57 % of the outstanding common stock and have made demand, no interest loans to the Company of $27,760 and contributions to capital of $38,300 by the payment of Company expenses.

4.     AQUISITION  OF  AN  UNPROVEN  MINERAL  CLAIM

     The Company acquired a single mineral claim of 1,235 acres known as the Tylerstone claim situated within the Lillooet Mining Division of British Columbia. The property is located approximately 80 air-miles north-northwest of Vancouver, British Columbia. The expiration date of the claim is February 24, 2005. The renewal cost of these claims is $3,081 Canadian. The costs of staking and filing have been expensed.

5.     GOING  CONCERN

     The Company intends to seek business opportunities that will provide a profit. However, the Company does not have the working capital necessary to be successful in this effort and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

     Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from related parties, and equity funding, which will enable the Company to operate for the coming year.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     The principal accountant's report, rendered by Madsen & Associates CPA, Inc. 684 East Vine Street, #3, Murray, Utah, 84107, on the financial statements did not contain adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. No decision has been made by the shareholders of the Company to change independent accountants since their appointment by the Board of Directors on October 8, 1998. There has been no disagreement with the auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

AVAILABLE  INFORMATION

     The Company has filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC. For further information, please see the registration statement and accompanying exhibits. Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions. The registration statement and the accompanying exhibits and other materials filed with the SEC may be inspected without charge at the SEC Public Reference Room and copies may be obtained from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C., 20549 or at its regional office located at 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 upon payment of the fees prescribed by the SEC. Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System, known as Edgar, are publicly available on the SEC's website, http://www.sec.gov. The
                                                        ------------------
Company is prepared to furnish any shareholder requesting any documents filed with the SEC.

     The  Company  does  not  have  its  own  website  at  this  time.

DEALER  PROSPECTUS  DELIVERY  INSTRUCTIONS

     Until          ,  2005,  all  dealers  that  effect  transactions  in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

              PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The laws of Delaware permit the indemnification of directors, employees, officers and agents of Delaware corporations.

     To the extent that the Company indemnifies its management for liabilities arising under securities laws, the Company has been informed by the SEC that this indemnification is against public policy and is therefore unenforceable.

     The provisions under Delaware law that authorize indemnification do not eliminate the duty of care of a director. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director has reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the Company's best interest in a proceeding by or in the Company's right to procure a judgment in its favor or in a proceeding by or in the right of a stockholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities law.

     The effect of the foregoing is to require the Company to indemnify its officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not contrary to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Company has entered into Indemnity Agreements with its current directors and all of executive officers.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND DISTRIBUTION

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the Company (except for the SEC Registration Statement fee, all of the expenses are estimates):





                       Description                    Ref.    Amount
                       -------------------------    --------  -------
                       Accounting and auditing .       (i)  $ 7,500
                       Annual fees . . . . . . .      (ii)      300
                       Legal and preparation of
                            documents. . . . . .     (iii)   15,000
                       Miscellaneous . . . . . .      (iv)    1,000
                       Printing and photocopying       (v)    1,000
                       SEC Registration fee. . .      (vi)      100
                       Transfer agent's fees . .     (vii)    1,200
                                                            -------

                       Offering expenses. . .           .  $ 26,100
                                                            ========




(i) Accounting and auditing fees will be charged for various financial statements relating to the Registration Statement.

(ii) Payment  of  the  fees  to  maintain the register in the State of Delaware.

(iii) Fees for preparation of the Registration Statement and consent letter of Bartel Eng & Schroder, Attorneys at law.

(iv) Represents expenses unknown to management at this time which might be required to be paid from the proceeds of this offering.

(v) Relates to the cost of printing the Registration Statement for submission to the SEC and subsequently for distribution to new investors.

(vi) Amount  remitted to the SEC for filing costs of the Registration Statement.

(vii) Cost of printing and distribution of new share certificates under this offering.

ITEM  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     From inception through to October 31, 2004, the Company has issued and sold the following unregistered shares of its common stock (the aggregated value of all such offerings did not exceed $1,000,000):

(i)     Subscriptions  by  Directors  and  Officers

     1. In June 2004, Fred Hawkins transferred 250,000 common shares each to Laurence Stephenson, Louise Murphy and Edward Skoda.

     2. In October 2001, the Company accepted a subscription from its President, Fred Hawkins, in the amount of 900,000 shares at $0.001 per share. The consideration was cash.

     3. On February 1, 1999, Edward Skoda, President, subscribed for 100,000 shares at $0.001 per share. On February 10, 1999, Judith Mide, Secretary Treasurer, subscribed for 10,000 shares at $0.01 per share. In both these cases, the consideration was cash. Subsequent to the resignation of Judith Mide as the Secretary Treasurer and Director, the shares were transferred at $0.01 per share to a new shareholder.

          Upon the resignation as the President and Director, Edward Skoda transferred 100,000 shares to a third party. In both these cases, the new shareholders were not officers or directors of the Company at the time or have been since that date.

     4. Upon the appointment of Fred Hawkins as Principal Executive Officer and Director, he purchased 100,000 shares from a former shareholder who was not an officer and director at that time or has not been since that date. With the appointment of Robin Brine as former Principal Executive Officer, Secretary Treasurer and Director, she purchased 10,000 shares at a price of $0.01 per share for cash consideration from a former shareholder. At the same time, Gerald Hardy, a former director, purchased 100,000 shares at a price of $0.001 per share for cash consideration from a former shareholder who was not at that time nor since that time being an officer and director.


     The shares issued to the directors and officers are restricted since they were issued in compliance with the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended. After this stock has been held for one year, the Directors and Officers could sell within a three-month period a percentage of their shares based on 1% of the outstanding stock in the Company. Therefore, this stock can be sold after the expiration of one year in compliance with the provisions of Rule 144. There are "stop transfer" instructions placed against this certificate and a legend has been imprinted on the stock certificate itself.

(ii)     Subscription  for  950,000  shares

     On February 9, 1999, the Company accepted subscriptions from ten investors in the amount of 950,000 shares at a price of $0.001 per share, including
100,000 shares issued to Mr. Skoda as mentioned above. In all cases the consideration was cash. These shares were issued in accordance with the exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933, as amended, and an appropriate Form D was filed in connection with the issuance of these shares. The owners of record of this stock do not own 5% of the outstanding shares of the Company and therefore were not controlling shareholders and none of them were officers and director of the Company.

(iii)     Subscription  for  270,000  shares

     On February 10, 1999, the Company accepted subscriptions from thirty investors in the amount of 270,000 shares at a price of $0.01 per share; including Judith Mide who purchased 10,000 shares as mentioned above. In all cases the consideration was cash. These shares were issued in accordance with the exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933, as amended, and an appropriate Form D was filed in connection with the issuance of these shares. The owners of record of this stock do not own 5% of the outstanding shares of the Company and therefore were not controlling shareholders and none of them were officers and directors of the Company.

ITEM  27.     EXHIBITS.





        EXHIBIT
          NO.          DESCRIPTION
        --------       -----------

          3            Certificate of Incorporation

          3 (i)        Bylaws

          4            Stock Specimen

          5            Opinion re. Legality

          10.1         Transfer Agent and Registrar Agreement

          10.2         Bill of Sale Absolute - Tylerstone Claim

          11           Statement re: Computation of Per Share Earnings

          23.1         Consent of Independent Accountants:
                           Madsen & Associates, CPA's Inc.

          23.2         Consent of Legal counsel:
                          (refer to Exhibit 5 - Opinion re. Legality)

          99.1         Subscription Agreement

          99.2         Indemnity Agreement



ITEM  28.     UNDERTAKINGS

The  Company  hereby  undertakes  to:

(a)

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, the Company will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering.

     (3) The Company will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on December 15, 2004.

                                   TYLERSTONE  VENTURES  CORPORATION


                                        /s/  "Laurence  Stephenson"
                                        ---------------------------
                                            Laurence  Stephenson,
                                        Principal  Financial  Officer
                                          President  and  Director

In accordance with the requirements of the Securities Act 1933, this registration statement was signed by the following person in the capacities and on the dates indicated.


December  15,  2004                         /s/  "Laurence  Stephenson"
                                            ---------------------------
                                                Laurence  Stephenson
                                            Principal  Executive  Officer,
                                              President  and  Director


December  15,  2004                         /s/  "Louise  Murphy"
                                            ---------------------
                                                Louise  Murphy
                                    Principal  Financial  Officer,  Secretary
                                             Treasurer  and  Director


December  15,  2004                         /s/  "Edward  Skoda"
                                            --------------------
                                                Edward  Skoda
                                                  Director

December  15,  2004                         /s/  "Fred  Hawkins"
                                            --------------------
                                                Fred  Hawkins
                                                   Director